EXHIBIT 2.1

DATED                                                         31st December 2004







(1) WEIR HOLDINGS LIMITED

(2) SCHAWK UK LIMITED

(3) SOKARIS XXI, S.L.

(4) SCHAWK BELGIUM B.V.B.A.

(5) SCHAWK, INC.







BUSINESS SALE DEED





REFERENCE

DJB/1010582


                                [GRAPHIC OMITTED]
                                RICHARDS BUTLER
                             International Law Firm

               Beaufort House 15 St Botolph Street London EC3A 7EE
                 telephone 020 7247 6555 facsimile 020 7247 5091
          email law@richardsbutler.com web site www.richardsbutler.com

CONTENTS

CLAUSE

1    INTERPRETATION...........................................................3
2    SALE AND PURCHASE OF THE BUSINESSES.....................................21
3    ASSUMPTION OF LIABILITIES...............................................22
4    CONSIDERATION...........................................................23
5    COMPLETION..............................................................25
6    BOOK DEBTS..............................................................26
7    CONTRACTS...............................................................27
8    THE BUSINESS EMPLOYEES..................................................30
9    PENSIONS................................................................30
10   WARRANTIES AND INDEMNITIES..............................................30
11   RETENTIONS..............................................................33
12   POST-COMPLETION OBLIGATIONS.............................................36
13   COMPETITION.............................................................41
14   VALUE ADDED TAX.........................................................41
15   SERVICE OF NOTICES......................................................43
16   GENERAL.................................................................45
17   LIMITATION..............................................................47
18   GUARANTEE...............................................................48
19   SERVICE OF PROCESS......................................................49




SCHEDULE

SCHEDULE 1....................................................................51
     MATTERS TO BE DONE ON COMPLETION.........................................51
SCHEDULE 2....................................................................55
     THE BUSINESS PROPERTIES..................................................55
SCHEDULE 3....................................................................57
     TERMS AND CONDITIONS OF SALE OF THE BUSINESS PROPERTIES..................57
SCHEDULE 4....................................................................71
     COMPLETION ACCOUNTS......................................................71
SCHEDULE 5....................................................................81
     WARRANTIES...............................................................81
     PART 1 - GENERAL.........................................................81
     PART 2 - INTELLECTUAL PROPERTY...........................................96
     PART 3 - COMPUTER SYSTEM, SYSTEMS CONTRACTS AND DATA PROTECTION..........97
     PART 4 - EMPLOYEES......................................................100

                                CONTENTS PAGE 1

     PART 5 - PENSIONS.......................................................106
     PART 6 - BUSINESS PROPERTIES............................................109
     PART 7 - ENVIRONMENTAL AND HEALTH AND SAFETY............................112
     PART 8 - TAX............................................................113
     PART 9 - OTHER..........................................................115
SCHEDULE 6...................................................................116
LIMITATIONS ON WARRANTIES....................................................116
SCHEDULE 7...................................................................120
     COMPETITION.............................................................120
     PART 1 - INTERPRETATION.................................................120
     PART 2 - RESTRICTIONS...................................................120
     PART 3 - EXEMPTION......................................................122
SCHEDULE 8...................................................................123
     PENSIONS................................................................123
SCHEDULE 9...................................................................124
     BUSINESS EMPLOYEES......................................................124
SCHEDULE 10..................................................................135
     EXCLUDED ASSETS.........................................................135
SCHEDULE 11..................................................................136
     APPORTIONMENT OF CONSIDERATION..........................................136

ANNEX

A     CONTRACTS
B     BUSINESS EMPLOYEES
C     MOTOR VEHICLES
D     FIXTURES AND FITTINGS
E     PLANT
F     COMPUTER SYSTEM
G     PRO FORMA COMPLETION ACCOUNTS

                                CONTENTS PAGE 2

DEED dated                                                    31st December 2004

BETWEEN:


(1) WEIR HOLDINGS LIMITED, a company registered in England under number 03356522 (`WEIR HOLDINGS');

(2) SCHAWK UK LIMITED, a company registered in England under number 5313699 (`SCHAWK UK');

(3) SOKARIS XXI, S.L., a Spanish private limited liability company, having the tax identification number B-63345789 (`SCHAWK SPAIN');

(4) SCHAWK BELGIUM B.V.B.A., a Belgian limited liability company with its registered office at B-2100 Deurne, Bisschoppenhoflaan 551, Antwerp, Belgium (`SCHAWK BELGIUM'); and

(5) SCHAWK, INC., a corporation duly incorporated in Delaware and whose registered office is at 1695 River Road, Des Plaines, Illinois 60018, USA (`THE GUARANTOR').

1        INTERPRETATION

1.1      In this Agreement, unless the context otherwise requires -

         `THE ACCOUNTING DATE' means 31 December 2003.

         `THE ACCOUNTS' means each Vendor's annual accounts for the financial year ended on the Accounting Date (including the notes), together with the reports and other documents required by law to be annexed or attached to them;

         `THE AMOUNTS' has the meaning attributed to that expression in Schedule 4;

         `ARTILITH' means Artilith B.V., a Dutch Limited liability company with its registered office at Amsterdam and registered in the commercial register

                                CONTENTS PAGE 3

         (Kamer van Koophandel en Fabrieken) of Amsterdam under number 30131251;

         `THE ASSIGNABLE CONTRACTS' means all the Contracts other than the Non-Assignable Contracts;

         `THE ASSUMED LIABILITIES' means -

         (a)      the Trade Liabilities;

         (b) the obligations and liabilities of the Vendors under the Contracts agreed to be assumed by the Business Purchasers pursuant to clause 7;

         (c) any obligations or liabilities of the Vendors in respect of the Business Properties agreed to be assumed by the Business Purchasers pursuant to Schedule 3;

         (d) subject to the terms of Schedule 3, all business rents, rates and other periodic outgoings in respect of the Business Properties relating to the period after Completion; and

         (e) all obligations and liabilities of the Vendors to the Business Employees agreed to be assumed by the Business Purchasers in accordance with Schedule 9;

         `THE BELGIAN RETENTION' means the sum of (pound)400,000 to be paid into the Escrow Account, together with all interest, income and gains in respect of it or, where the context permits the balance of it;

         `THE BOOK DEBTS' means the debts owing to the Vendors in respect of goods or services supplied by the Vendors in the course of the Business on the Completion Date;

         `THE BUSINESSES' means the Weir Holdings Business, the Weir UK Business, the Weir Belgium Business, and the Weir Spain Business and `BUSINESS' means any of them;

         `THE BUSINESS ASSETS' means the assets agreed to be sold and all other rights agreed to be transferred to the Business Purchasers under this Agreement being -

         (a)      the Goodwill;

         (b)      the Business Properties;

         (c)      the Fixtures and Fittings;

         (d)      the Plant;

         (e)      the Motor Vehicles;

         (f)      the Stock;

         (g)      the Computer System;

         (h)      the benefit of the Contracts;

         (i)      the Intellectual Property;

         (j)      the Technical Information;

         (k)      the benefit of the Book Debts;

         (l)      the Records;

         (m)      the Third Party Rights;

         (n)      the Cash;

         (o)      the Prepayments; and

         (p) all other assets owned or used by the Vendors in the conduct of the Businesses;

         (excluding in each case the Excluded Assets);

         `BUSINESS DAY' means a day, except a Saturday or a Sunday, on which clearing banks in the cities of London, Valencia and Brussels are open for business generally;

         `THE BUSINESS EMPLOYEES' means the Weir Holdings Employees, the Weir UK Employees, the Weir Belgium Employees and the Weir Spain Employees;

         `THE BUSINESS NAMES' means the names Brand Manager, Interactive Project Manager, Datanet, Rainbow, Superserver, Weir Imaging Espana, Weir Imaging Benelux, Digital Assets, Digital Asset Management, Winnetts, Winnetts Graphics, Winnetts West, Victory Graphic Arts, Weir Communications, Weir Imaging, Weir Technology and Weir Espana;

         `THE BUSINESS PURCHASERS' means Schawk Belgium, Schawk Spain and Schawk UK;

         `THE BUSINESS PROPERTIES' means the properties short details of which are set out in Schedule 2 and `BUSINESS PROPERTY' means any of them;

         `THE CASH' means the cash at bank or in hand of the Businesses on the Completion Date;

         `CBA NO 32BIS' means the Belgian Collective Bargaining Agreement no 32bis on the safeguarding of employees' rights in the event of transfers of undertakings, businesses or parts of businesses;

         `THE COMPANIES ACT' means the Companies Act 1985;

         `COMPETENT AUTHORITY' includes any national or supra-national court, the European Commission, any governmental or local authority, any other body exercising powers pursuant to any Act of Parliament or Royal Charter and any equivalent body in any jurisdiction;

          `COMPLETION' means completion of the sale and purchase of the Business Assets in accordance with clause 5;

         `THE COMPLETION ACCOUNTS' means the accounts to be prepared in accordance with Schedule 4;

         `THE COMPLETION DATE' means the date on which Completion takes place;

         `THE COMPUTER SYSTEM' means all computer hardware and software used by the Vendors in the Businesses on the Completion Date;

         `CONNECTED PERSON' means in relation to any other person, a person who is connected with that person within the meaning of section 839 of the Income and Corporation Taxes Act 1988;

         `THE CONSIDERATION' means the total consideration payable for the Assets pursuant to clause 4;

         `THE CONTRACTS' means all contracts and arrangements entered into, and orders made, before the Completion Date by or on behalf of the Vendors which are wholly or partly unperformed at Completion other than (i) employment contracts, (ii) for the purposes of Schedule 5 only, the Systems Contracts, (iii) contracts with other Vendors or other Members of the Weir Group which do not relate to the provision or receipt of goods or services in the ordinary course of conduct of the Businesses, and (iv) any contracts relating to the Excluded Assets but including the contracts details of which are set out in Annex A;

          `CRAWFORD WEIR CLAIM' means the unfair dismissal claim made by Mr. Crawford Weir against Weir Holdings further details of which are set out in the Disclosure Letter;

         `DEEDS LIST' means the list in the agreed form of the original deeds to be delivered by Weir Holdings to Schawk UK pursuant to paragraph 2.11 of Part A of Schedule 3;

         `THE DISCLOSURE LETTER' means a letter of the same date as this Agreement addressed by Weir Holdings to the Business Purchasers for the purpose of paragraph 6 of Schedule 6;

         `DISSEMINATION' means any deposit, discharge, emission or release or the creation of anything which causes or assists or could cause or assist in, the migration of any Hazardous Substance;

         `DPA' means the Data Protection Act 1998;

         `ENVIRONMENT' means any and all organisms (including man including in the embryonic state), eco systems, air (including, without limitation, that within buildings or natural manmade structures, whether above or below ground), water and land (including, without limitation, the sea bed or river bed under any water, surface land and sub-surface land and buildings on land);

         `ENVIRONMENTAL LAW' means all and any international, EU, national, regional, federal, provincial, state or local statutes, common law and any codes of practice (having legal effect) in the form in force and/or directly enforceable in the relevant jurisdiction concerning -

         (a) pollution of, damage to or protection of the Environment and/or the provision of remedies in respect of, or compensation for, damage or harm to the Environment; and /or

         (b) emissions, discharges, releases or escapes into or the presence in the Environment of Hazardous Substances or the production, processing, recovery, recycling, use, management, treatment, storage, transport, handling or disposal of Hazardous Substances or exposure thereto and any bye-laws, regulations, directives or sub-ordinate legislation, ordnances, judgements, decisions, notices, orders, circulars and codes of practice from time to time issued or made thereunder having force of law and including, for the avoidance of doubt, law relating to worker and/or occupational and/or public health and safety.

         `THE ESCROW ACCOUNT' means the account to be opened in the joint names of Weir Holdings and Schawk UK with The Royal Bank of Scotland Plc in accordance with clause 11.1;

         `THE EXCLUDED ASSETS' means the assets of which details are set out in
         Schedule 10;

         `EXCLUDED LIABILITIES' means all debts, obligations and liabilities of the Weir Group relating to the Businesses whether incurred or falling due for performance before or after the date of this Agreement but excluding the Assumed Liabilities;

         `FINANCE CONTRACTS' means the Contracts details of which are set out in
         Part 2 of Annex A;

         `THE FIXTURES AND FITTINGS' means the fixtures, fittings, plant (other than the Plant), machinery and equipment affixed to or situated on the Business Properties on the Completion Date;

         `THE GENERAL RETENTION' means the sum of (pound)640,000 to be paid into the Escrow Account, together with all interest, income and gains in respect of it or, where the context permits, the balance of it;

         `THE GOODWILL' means the goodwill of the Businesses, together with the exclusive right (so far as the Vendors can grant it) to use the Business Names and to represent the Business Purchasers as carrying on the Businesses as a going concern in succession to the Vendors;

         `GROUP' means, in relation to any company, that company and any other company which at the relevant time is its subsidiary or holding company, or a subsidiary of any such holding company; and `MEMBER' of a Group has a corresponding meaning;

         `HAZARDOUS SUBSTANCES' means any wastes (including packaging wastes), effluent, pollutants, contaminants and any other natural or artificial substance (whether in the form of a solid, liquid, gas or vapour, and whether alone or in combination) which is capable of causing harm or damage of whatsoever nature or extent to the Environment (including (without limitation)) asbestos);

         `INTELLECTUAL PROPERTY RIGHTS' means all intellectual property rights at any time protected by statute or common law, including but not limited to:-

         (a) patents, inventions, copyright, design rights, trade marks, rights in databases, rights in confidential know how; and

         (b) any application or right to apply for any of the rights referred to in paragraph (a);

         `THE INTELLECTUAL PROPERTY' means the Intellectual Property Rights owned, used, engaged, exploited or held for use by the Vendors in connection with the Businesses excluding Intellectual Property Rights in relation to or forming part of the Computer System;

         `THE LEASES' means the leases of the Business Properties, the details of which are set out in Schedule 2;

         `LEGISLATION' includes all Acts of Parliament, all applicable provisions of the Treaties constituting the European Community, the European Union and the European Economic Area and all orders and regulations made pursuant to such an Act or Treaty or otherwise having the force of law and all supranational, federal, regional, provincial, municipal or other laws, regulations or other statutory instruments as well as orders, whether administrative, criminal or civil, and all guidelines relating thereto and all rules and practices promulgated thereunder;

         `THE MANAGEMENT ACCOUNTS' means the unaudited accounts of each Vendor comprising a balance sheet as at 31st October 2004 and a profit and loss account for the period which commenced on 1st January 2004 and ended on 31st October 2004, copies of which are annexed to the Disclosure Letter;

         `THE MOTOR VEHICLES' means the motor vehicles listed in Annex C together with the benefit of their unexpired vehicle excise licences;

         `THE NON-ASSIGNABLE CONTRACTS' means all Contracts the assignment of which by the Vendors to the relevant Business Purchaser would constitute a breach of the terms of the Contract or would permit any other party to the Contract to terminate it or to treat it as terminated;

         `THE PAYMENT ON ACCOUNT' means the sum of (pound)11,528,000;

         `PENSION SCHEMES' means the Winnetts Graphics/Victory Graphics Arts 1999 Pension Scheme governed by a trust deed dated 29 June 1999 and the Standard Life Group Stakeholder Pension Plan, three personal pension plans established with Standard Life, Norwich Union and Prudential in favour of Nigel Parsons, David Lloyd and Andrew Pickup respectively and contributions to the PricewaterhouseCoopers (Leavers) Group Pension Plan in favour of Allan Whalley;

         `PERMITS' means any and all licences, consents, permits, authorisations or registrations required pursuant to or under Environmental Law;

         `PERMITTED ENCUMBRANCES' means any retention of title in the Contracts or any other contractual clauses reserving or affecting title contained in the Finance Contracts together with, in relation to the Business Properties, any other encumbrances referred to in Schedule 3 or in the transfers or assignments of the Business Properties;

         `THE PLANT' means the plant, machinery, tools, equipment, office furniture and other tangible assets used by the Vendors on or in connection with the Businesses on the Completion Date other than the Business Properties, the Fixtures and Fittings, the Computer System, the Motor Vehicles and the Working Capital;

         `THE PREPAYMENTS' means all prepayments, accrued income and amounts paid by the Vendors in respect of the Businesses which relate to a period after the Completion Date;

         `THE PURCHASER'S GROUP' means the Guarantor and every other Member of its Group;

         `THE PURCHASER'S SOLICITORS' means Richards Butler of Beaufort House, 15 St Botolph Street, London EC3A 7EE (ref: DJB/1010582);

         `THE RECORDS' means all books, files, documents and other records relating to the Business or any of the Assets in whatever medium held including all payroll, income and stock records, National Insurance, PAYE, VAT and other accounting records), information relating to suppliers or customers, all promotional material, sales publications, catalogues, price lists, advertising materials, terms and conditions of sale and other sales matter which relate to the Businesses, together with any plates, blocks, negatives and similar material relating to them;

         `THE RETENTIONS' means the Belgian Retention and the General Retention;

         `SECURITY INTEREST' means any encumbrance, mortgage, charge, assignment, pledge, lien, right of set-off, retention of title or hypothecation for the purpose of or which has the effect of granting a security interest of any kind whatsoever and any agreement, whether conditional or otherwise, to create any of the foregoing;

         `SERVICE DOCUMENT' means a writ, summons, order, judgment, claim form, application or other process or any document relating to or in connection with any proceedings which relate to or are in connection with the matters set out in this Agreement;

         `THE STOCK' means all stocks (including raw materials, components, work in progress, goods purchased for resale, finished products and packaging) owned by the Vendors in connection with the Businesses on the Completion Date;

         `SYSTEMS CONTRACTS' means all arrangements and agreements pursuant to which any third party, including any member of the Weir Group provides any element of the Computer System, or any support or maintenance services relating to the Computer System to the Businesses;

         `TANGIBLE FIXED ASSETS' has the meaning attributed to that expression in Schedule 4;

         `TANGIBLE FIXED ASSETS AMOUNT' has the meaning attributed to that expression in Schedule 4;

         `TAX' or `TAXATION' includes all taxes, levies, imposts, charges, deductions and withholdings of any nature whatsoever, whether created or imposed in the United Kingdom or elsewhere which are collected and administered by any Tax Authority including without limitation:

         (a) within the United Kingdom, income tax (including income tax or amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment or the provision of any benefit), corporation tax, advance corporation tax, capital gains tax, value added tax, Climate Change levy, customs' duties (including import duties and excise duties), insurance premium tax, the charge under section 419 or 601 of ICTA, landfill tax, inheritance tax, National Insurance contributions (including amounts in respect of National Insurance contributions required to be deducted from or accounted for in respect of any payment or the provision of any benefit), social security contributions, withholding tax, stamp duty and any forms of taxes, duties, levies, imposts, charges, contributions, deductions or withholdings similar to, corresponding with or supplementing or replaced by or replacing them or any of them;

         (b) in Belgium, any local, state, regional or federal tax, levy, impost, VAT, customs, duty or other charge or withholding of a similar nature, including but not limited to taxes on gross or net income, taxes on profits or gains, distributions and taxes on receipts, sales, documents, use, occupation, franchise, value added investment and, personal property as well as any contribution to any national social security or employee social security scheme; and

         (c) in Spain, corporate income tax, advance corporation tax, non-resident income tax, withholding tax, value added tax, transfer tax, capital tax, stamp duty tax, real estate tax, tax on increase of value of urban land, tax on economic activities, social security contributions or liabilities, as well as any other local, regional or state tax;

         in all cases together with all incidental or supplemental penalties, interest, fines and default surcharges;

         `TAX AUTHORITY' means any taxing or other authority (whether within or outside the United Kingdom) competent to impose, assess, administer or collect any tax including the Inland Revenue and HM Customs and Excise;

         `THE TECHNICAL INFORMATION' means all data, formulae, methods, techniques, recipes, specifications, designs, drawings, plans, photographs and other artistic works, instructional materials, know-how and other confidential information owned by the Vendors in connection with the Businesses;

         `THE THIRD PARTY RIGHTS' means the benefit (so far as the Vendors can lawfully assign or transfer or hold the same in trust for the Business Purchasers) of any claim or right of the Vendors subsisting at the Completion Date against a third party arising in the course of the Businesses or otherwise relating to any of the Business Assets including any claim for breach of any condition, warranty or other contractual term or for any misrepresentation and any claim in respect of damage to any of the Business Assets under any insurance policy or otherwise (save to the extent that provision in respect of such damage is made in the Completion Accounts) but excluding any right or claim of the Vendors in respect of Tax;

         `TRADE LIABILITIES' means all accruals, deferred income, obligations, creditors and liabilities provided for or reserved in the Completion Accounts;

         `TRADE MARK' means the UK registered trade mark "Digital Asset Management" owned by Weir UK;

         `TRANSACTION DOCUMENTS' means this Agreement, all agreements, certificates and documents required to be entered into pursuant to this Agreement and all agreements and documents referred to in this Agreement as being in the agreed form;

         `THE TUPE REGULATIONS' means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

         `THE UK EMPLOYEES' means the Weir Holdings Employees and the Weir UK Employees;

         `THE UK LISTING AUTHORITY' means the Financial Services Authority or such other body as may from time to time replace it as competent authority to decide on the admission of securities to the Official List;

         `VAT' means, within the European Union, such Tax as is levied in accordance with (but subject to derogations from) Directive 77/388/EEC and, outside the European Union, any Tax levied by reference to added value, use, supplies or sales;

         `THE VENDORS' means Weir Holdings, Weir UK, Weir Belgium and Weir Spain and `VENDOR' means any of them;

         `THE VENDORS' SOLICITORS' means Irwin Mitchell of 21 Queen Street, Leeds, LS1 2TW;

         `THE VENDORS' SOLICITORS' CLIENT ACCOUNT' means the client account of the Vendors' Solicitors held at HSBC, 17 Church Street, Sheffield, Sort Code 40-41-07, Account Number 43262340;

         `THE WARRANTIES' means the warranties contained in Schedule 5;

         `WEIR BELGIUM' means Winnetts NV, a company registered in Belgium under number 0404922243;

         `THE WEIR BELGIUM BUSINESS' means the business of Weir Belgium as carried on up to Completion;

         `THE WEIR BELGIUM EMPLOYEES' means the employees of Weir Belgium engaged in the Weir Belgium Business at Completion;

         `THE WEIR GROUP' means Weir Holdings and every other Member of its Group;

         `THE WEIR HOLDINGS BUSINESS' means the business of management services carried on by Weir Holdings up to Completion;

         `THE WEIR HOLDINGS EMPLOYEES' means the employees of Weir Holdings or any other Member of the Weir Group engaged in the Weir Holdings Business at Completion;

         `WEIR SPAIN' means Weir Imaging Espana SL, a Spanish private limited liability company, domiciled at Paseo no. 35bis, Valencia, and registered in the commercial registry of Valencia in the page V-91634, volume 7563, sheet 161 and having the tax certificate number B97365456;

         `THE WEIR SPAIN BUSINESS' means the business of Weir Spain as carried on up to Completion;

         `THE WEIR SPAIN EMPLOYEES' means the employees of Weir Spain engaged in the Weir Spain Business at Completion;

         `WEIR UK' means Weir Technology Limited, a company registered in England under number 02768127;

         `THE WEIR UK BUSINESS' means the business of Weir UK as carried on up to Completion;

         `THE WEIR UK EMPLOYEES' means the employees of Weir UK or any other Member of the Weir Group engaged in the Weir UK Business at Completion;

         `WORKING CAPITAL' has the meaning attributed to that expression in
         Schedule 4; and

         `WORKING CAPITAL AMOUNT' has the meaning attributed to that expression in Schedule 4.

1.2      In this Agreement, unless the context otherwise requires -

         (a) an expression which is defined in or to which a meaning is given for the purpose of the Companies Act (excluding its schedules) has the same meaning unless it is otherwise defined in this Agreement;

         (b) a reference to a statute or statutory provision includes a reference to -

                  (i) that statute or provision as amended, re-enacted, replaced or modified on the date of this Agreement;

                  (ii) any future statute or provision which re-enacts or replaces it provided that, as between the parties to and for the purposes of this Agreement, the re-enactment or replacement shall only apply to the extent that it does not adversely affect the rights of or obligations on any party; and

                  (iii) any order, statutory instrument, regulation or other subordinate legislation made from time to time under the relevant statute;

         (c) except in relation to Tax or Tax Authority a reference to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept, state of affairs or thing shall in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to the English legal term;

         (d) a reference to a document `IN THE AGREED FORM' is a reference to the form of that document signed or initialled for identification purposes by or on behalf of the parties to this Agreement;

         (e) a reference to `WRITING', or any cognate expression, is a reference to any mode of representing or reproducing words in a visible, non-transitory form (but does not include a reference to e-mail, fax or other mode of representing or reproducing words in electronic form);

         (f) a reference to `the Inland Revenue' or to `H.M. Customs and Excise' includes a reference to `H.M. Revenue and Customs';

         (g) a reference to a clause or a Schedule is a reference to a clause of or a schedule to this Agreement; a reference to a paragraph (unless otherwise stated) is a reference to a paragraph of the Schedule in which the reference appears; and a reference to this Agreement includes a reference to each Schedule;

         (h) a reference to an Annex is a reference to an annex attached to this Agreement and for the purpose of identification signed on behalf of the parties;

         (i) a reference to a time of the day is a reference to the time of day in London;

         (j) any phrase introduced by the terms `INCLUDING' or `IN PARTICULAR', or any cognate expression, shall be construed as illustrative and not limiting of any preceding words; and

         (k) a reference to `A PARTY' is a reference to a party to this Agreement.

1.3 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.4      Each of the Schedules has effect as if set out in this Agreement.

1.5 All references to `(POUND)' in this Agreement are to pounds sterling. All references to `(EURO)' in this Agreement are to Euros. Save as expressly provided otherwise in this Agreement, any amount in a currency other than pounds sterling shall, to the extent that it requires in whole or in part to be expressed in pounds sterling in order to calculate whether any monetary limit or threshold set out in this Agreement has been reached, be deemed for that purpose to have been converted into pounds sterling at 11am on the Completion Date. Subject to any applicable legal requirement governing conversions into pounds sterling, the rate of exchange shall be National Westminster Bank Plc's spot rate for the purchase of pounds sterling at such time and on such date.

1.6 The parties agree that, subject always to and save as expressly provided in the provisions of this clause 1.6 and any clause of this Agreement which expressly or by implication confers any right or benefit on a Member of the Weir Group (all of which shall be enforceable by such Members of the Weir Group under the Contracts (Rights of Third Parties) Act 1999) -

         (a) no terms of this Agreement shall be enforceable under the Contracts (Rights or Third Parties) Act 1999 by a third party; and

         (b) notwithstanding that any term of this Agreement may be or become enforceable by a third party, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled, rescinded or terminated by agreement in writing between the parties without the consent of any third party.

         For the avoidance of doubt any of Weir UK, Weir Belgium Artilith and Weir Spain may enforce any right it is and/or the Vendors are expressed to have in this Agreement as if it were a party hereto.

1.7 Obligations of the Business Purchasers in this Agreement are deemed to be made by the Business Purchasers jointly and severally.

2        SALE AND PURCHASE OF THE BUSINESSES

2.1 Subject to and in accordance with the terms of this Agreement, Weir Holdings shall procure that on Completion and with effect on and from the Completion Date -

         (a) Weir Holdings shall transfer the Weir Holdings Business as a going concern and shall sell the Business Assets of Weir Holdings to Schawk UK;

         (b) Weir UK shall transfer the Weir UK Business as a going concern and shall sell the Business Assets of Weir UK to Schawk UK;

         (c) Weir Belgium shall transfer the Weir Belgium Business as a going concern and shall sell the Business Assets of Weir Belgium to Schawk Belgium; and

         (d) Weir Spain shall transfer the Weir Spain Business as a going concern and shall sell the Business Assets of Weir Spain to Schawk Spain.

2.2      The Business Assets (other than the Business Properties to which clause
         2.3 shall apply) shall be sold subject to the Permitted Encumbrances but otherwise (i) free from all options, liens, charges, encumbrances and any other third party rights and interests and (ii) with full title guarantee as to any property (whether located in or outside England) to which the Law of Property (Miscellaneous Provisions) Act 1994 is capable of applying provided that to the extent that any asset falls within a definition in clause 1.1 because such asset is used, engaged, exploited or held for use or any like expression and such asset is specifically identified for the purposes of this clause 2.2 in the Disclosure Letter, then such Vendor shall only transfer such right, title and interest as it has to the relevant Business Purchaser as set out in the Disclosure Letter.

2.3 The Business Properties shall be sold on the terms and conditions contained in that part of Schedule 3 relevant to the jurisdiction in which the Business Property is located and on the terms contained in the deed transferring each Business Property.

2.4 Risk in and title to the Business Assets shall pass to the Business Purchasers on Completion.

2.5 There shall be expressly excluded from the sale and purchase hereunder the Excluded Assets and the Excluded Liabilities and nothing in the Transaction Documents shall operate to transfer any of them.

2.6 Nothing in the Transaction Documents shall pass to the Business Purchasers or be construed as an acceptance by the Business Purchasers of any liability or obligation relating to the Businesses (other than the Assumed Liabilities) which liabilities and obligations (other than the Assumed Liabilities) shall remain the responsibility of the Vendors.

2.7 In the event of any conflict between the provisions of this Agreement and any Transaction Document relating to the transfer of the Business Assets of Weir Belgium or Weir Spain (or any part of them) the provisions of this Agreement shall prevail.

2.8 Subject as provided in clauses 7 and 12.2, the Business Purchasers shall not be obliged to complete the purchase of any of the Business Assets unless the purchase of all the Business Assets is completed simultaneously.

3        ASSUMPTION OF LIABILITIES

3.1 At Completion the Business Purchasers shall with effect from the Completion Date assume responsibility for the Trade Liabilities to the extent that provision or reserve is made for them in the Completion Accounts and the Business Purchasers shall pay, satisfy, discharge and fulfil all of the Vendors' obligations in respect of such liabilities to the extent that provision or reserve is made for them in the Completion Accounts.

3.2 The Business Purchasers shall from the Completion Date indemnify and keep indemnified the Vendors and Artilith (or any of them) against all losses, damages, costs, claims, liabilities and expenses (including legal and other professional fees and expenses) which the Vendors and Artilith (or any of them) may suffer or incur as a result of or in connection with any breach by the Business Purchasers of their obligations under clause 3.1.

3.3 The Vendors shall be responsible for the Excluded Liabilities and Weir Holdings shall indemnify each of the Business Purchasers against all losses, liabilities, costs, claims and expenses incurred by any Business Purchaser comprising or arising out of or in connection with the Excluded Liabilities.

3.4 The Business Purchasers shall use all reasonable endeavours to procure that as soon as reasonably practicable after Completion each Member of the Weir Group shall be released from all guarantees and indemnities given by any of them and identified for the purposes of this clause 3.4 in the Disclosure Letter to the extent that such guarantees and indemnities relate to the Assumed Liabilities. Pending such release the Business Purchasers shall with effect from the Completion Date indemnify each such Member of the Weir Group and keep each of them indemnified from and against all liabilities incurred in respect of each such guarantee or indemnity (in each case up to but to no greater extent than any limit of liability disclosed in respect of such guarantee or indemnity in the Disclosure Letter).

4        CONSIDERATION

4.1      The consideration for the Business Assets shall be -

         (a)      the Payment on Account -

                  (i) reduced by (pound)1 for every (pound)1 by which the Tangible Fixed Assets Amount falls short of the sum of (pound)3,181,000;

                  (ii) increased by (pound)1 for every (pound)1 by which the Working Capital Amount is greater than (pound)930,000; and

                  (iii) reduced by (pound)1 for every (pound)1 by which the Working Capital Amount falls short of (pound)930,000; and

         (b)      the assumption by the Business Purchasers of the Assumed
                  Liabilities.

4.2 The parties agree to adopt the apportionment of the Consideration set out in Schedule 11 for all purposes. In the event that Schedule 11 is not completed and agreed prior to Completion, the parties shall complete and agree such Schedule in good faith and in a timely fashion after Completion in accordance with the appraisal/valuation to be conducted on behalf of the Business Purchasers following Completion provided that the apportionment in respect of the Weir Spain Business shall not be less than (pound)439,000 and each of the Vendors shall at the time such Schedule is completed and agreed submit to Schawk UK in writing its good faith estimate of any liability to Additional Tax (as defined in clause 4.3) it may have.

4.3 In the event that the apportionment of the Consideration pursuant to clause 4.2 results in any of the Vendor's liability to Tax exceeding the Tax they would have been liable for had the Consideration been apportioned in accordance with the asset valuations set out in the Completion Accounts (`ADDITIONAL TAX'), Shawk UK shall pay to the Vendors an amount equal to all such Additional Tax within ten Business Days of the provision by the Vendors to Schawk UK of evidence reasonably satisfactory to Schawk UK that such Additional Tax would not have arisen had the Consideration been apportioned in accordance with the asset valuations set out in the Completion Accounts. Schawk UK's obligations under this clause 4.3 shall be subject to the Vendors' obligations under clause 12.17

4.4 The Consideration shall be paid in cash in accordance with clause 5.10 and Schedule 4.

5        COMPLETION

5.1 The sale and purchase of the Weir Holdings Business and the Weir UK Business shall be completed at the offices of the Vendors' Solicitors forthwith on exchange of this Agreement.

5.2 Weir Holdings shall on Completion do, or procure the doing of, all those things set out in Part A of Part 1 of Schedule 1.

5.3 Schawk UK shall, following satisfaction of the obligation in clause 5.2, do, or procure the doing of, all those things set out in Part B of
         Part 1 of Schedule 1.

5.4 The sale and purchase of the Weir Belgium Business shall be completed forthwith on exchange of this Agreement.

5.5 Weir Holdings shall on Completion do, or procure the doing of, all those things set out in Part A of Part 2 of Schedule 1.

5.6 Schawk Belgium shall, following satisfaction of the obligation in clause 5.5, do, or procure the doing of, all those things set out in Part B of Part 2 of Schedule 1.

5.7 The sale and purchase of the Weir Spain Business shall be completed in Valencia forthwith on exchange of this Agreement.

5.8 Weir Holdings shall on Completion do, or procure the doing of, all those things set out in Part A of Part 3 of Schedule 1.

5.9 Schawk Spain shall, following satisfaction of the obligation in clause 5.8, do, or procure the doing of, all those things set out in Part B of
         Part 3 of Schedule 1.

5.10 Following satisfaction of the obligations in clauses 5.2 to 5.9, the Business Purchasers shall

         (a) on Completion pay a sum equal to the Payment on Account less the General Retention and less the Belgian Retention plus the amount due under clause 16.2 to the Vendors' Solicitors' Client Account by telegraphic transfer; and

         (b) pay a sum equal to the General Retention and the Belgian Retention to the Vendor's Solicitors' Client Account by telegraphic transfer to be held subject to the undertaking in the agreed form.

5.11 This Agreement shall, so far as it remains to be performed, continue in full force and effect notwithstanding Completion.

5.12 The payment of any sum to the Vendors' Solicitors' Client Account shall be a sufficient discharge to the Business Purchasers and the Business Purchasers shall have no obligation to see that any such sum is applied in any particular way.

6        BOOK DEBTS

6.1 The Business Purchasers shall act as agents for the Vendors in the collection of the Book Debts and shall be entitled to retain all sums received in respect of the Book Debts.

6.2 Weir Holdings undertakes to each of the Business Purchasers that it shall and shall procure that each of the other Vendors shall account to the relevant Business Purchaser for any sums they receive in respect of the Book Debts or any sums which relate to the Businesses after Completion in each case within five Business Days of receipt of the same.

7        CONTRACTS

7.1 This Agreement shall constitute an assignment by Weir Holdings for and on behalf of itself and each of the other Vendors to the Business Purchasers of the benefit of each Assignable Contract with effect from the Completion Date.

7.2      The Business Purchasers shall, from the Completion Date -

         (a) observe and perform all outstanding obligations and liabilities of the Vendors under the Assignable Contracts in accordance with their terms (except for any obligations or liabilities attributable to a breach on the part of a Vendor before the Completion Date); and

         (b) indemnify and keep indemnified the Vendors (or any of them) against all losses, damages, costs, claims, liabilities and expenses (including legal and other professional fees and expenses) which the Vendors (or any of them) may suffer or incur as a result of or in connection with any breach by the Business Purchasers of their obligations under clause 7.2(a).

7.3 This Agreement shall not constitute an assignment of any Non-Assignable Contract.

7.4 Weir Holdings shall and shall procure that the other Vendors shall together with the Business Purchasers use all reasonable endeavours to obtain all consents and waivers of rights of termination as may be necessary to enable the Non-Assignable Contracts to be either -

         (a) assigned to the relevant Business Purchaser without such assignment constituting a breach of Contract or triggering any right of termination; or

         (b)      novated to the relevant Business Purchaser.

7.5 Unless and until each of the Non-Assignable Contracts is assigned or novated to the relevant Business Purchaser in accordance with clause
         7.4 -

         (a) except where such sub-contracting would constitute a breach of the Contract or would permit any other party to the Contract to terminate it or treat it as terminated, the relevant Business Purchaser shall observe and perform all the outstanding obligations and liabilities of the Vendors under the Non-Assignable Contracts as the Vendors' sub-contractor and shall indemnify and keep indemnified the Vendors (or any of them) against all losses, damages, costs, claims, liabilities and expenses (including reasonable legal and other professional fees and expenses) which the Vendors (or any of them) may suffer or incur as a result of or in connection with any breach by the relevant Business Purchaser of its obligations under this clause 7.5;

         (b) where such sub-contracting as is specified in clause 7.5(a) would constitute a breach of the Contract or would permit any other party to the Contract to terminate it or treat it as terminated -

                  (i) Weir Holdings shall and shall procure that the other Vendors shall observe and perform their obligations and liabilities under the Non-Assignable Contracts in accordance with the reasonable requirements of the relevant Business Purchaser and shall exercise all their rights and discretions under the Non-Assignable Contracts in accordance with the reasonable instructions of the relevant Business Purchaser;

                  (ii) the relevant Business Purchaser shall in a timely manner render such assistance to the Vendors in the performance of their obligations under the Non-Assignable Contracts as the Vendors shall reasonably require (including provision of funds and manpower) and shall reimburse to the Vendors all costs and expenses which the Vendors reasonably incur in performing their obligations under clause 7.5(b)(i); and

                  (iii) Weir Holdings shall indemnify each of the Business Purchasers against all losses, damages, costs, claims, liabilities and expenses (including reasonable legal and other expenses) which any Business Purchaser may suffer or incur as a result of or in connection with any breach by Weir Holdings of its obligations under this clause 7.5.

7.6 As soon as practicable after the necessary consents and waivers for the assignment of a Non-Assignable Contract have been obtained, Weir Holdings shall procure that the relevant Vendor shall assign the benefit of such Non-Assignable Contract to the relevant Business Purchaser and from the date of assignment the relevant Business Purchaser shall -

         (a) observe and perform all outstanding obligations and liabilities of the relevant Vendor under such Non-Assignable Contract in accordance with its terms (except for any obligations or liabilities attributable to a breach on the part of such Vendor before the Completion Date); and

         (b) indemnify and keep indemnified that Vendor against all losses, damages, costs, claims, liabilities and expenses (including legal and other professional fees and expenses) which such Vendor may suffer or incur as a result of or in connection with any breach by the relevant Business Purchaser of its obligations under clause 7.6(a).

7.7 As soon as practicable after the necessary consents for the novation of a Non-Assignable Contract have been obtained, the parties shall (and Weir Holdings shall procure that the other Vendors shall) procure that such Non-Assignable Contract is novated to the relevant Business Purchaser.

7.8 To the extent that any payment is made to a Vendor in respect of the Contracts on or after the Completion Date, Weir Holdings shall procure that the relevant Vendor shall receive the same as trustee, shall record such payment separately in its books and shall account to the relevant Business Purchaser for the same within five Business Days of receipt.

7.9 To the extent that any payment is made by a Vendor in respect of the Assumed Liabilities on or after the Completion Date, the relevant Business Purchaser shall account to the relevant Vendor for the same within five Business Days of being notified by the Vendor of such payment.

8        THE BUSINESS EMPLOYEES

         The provisions of Schedule 9 shall have effect as regards the Business Employees.

9        PENSIONS

9.1 The respective entitlements of any Business Employees who are members of the Pension Schemes shall be dealt with in accordance with the governing documentation of the relevant scheme and all applicable Legislation. Weir Holdings undertakes to perform its obligations under
         Schedule 8 in the circumstances set out in that Schedule.

10       WARRANTIES AND INDEMNITIES

10.1 Weir Holdings warrants to each of the Business Purchasers in the terms contained in Schedule 5 subject to the provisions of this Agreement, including in particular the provisions of Schedule 6, and each of the parties acknowledges that the terms of those Schedules and this clause are in the circumstances fair and reasonable.

10.2 Each of the Warranties is a separate warranty and shall not be restricted in its extent or application by the terms of any of the other Warranties or by any other term of this Agreement.

10.3 Any payment made by Weir Holdings under the Warranties shall be treated as a reduction in the Consideration.

10.4 Weir Holdings' liability under the Warranties shall not be reduced nor increased in consequence of any subsequent sale or sub-sale by a Business Purchaser of the Business Assets or any of them, which shall be wholly disregarded for the purpose of calculating the amount of such liability.

10.5 Weir Holdings agrees with each of the Business Purchasers that it shall waive, and it hereby waives, and it shall not enforce any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Business Employee for the purpose of assisting Weir Holdings to give any of the Warranties or to prepare the Disclosure Letter.

10.6 Nothing in this Agreement shall in any way diminish the Business Purchasers' common law duty to mitigate its loss in respect of any claim under this Agreement.

10.7 Where any of the Warranties is qualified by the expression "so far as Weir Holdings is aware" or "so far as the Vendors are aware" or any similar or cognate expression, such expression shall mean so far as any of Weir Holdings' directors are actually aware having made reasonable enquiry of each other and the following persons:

         Sue Taylor (Group Financial Controller) - in respect of all the Warranties;

         Andrew Pickup (Group Commercial Controller) - in respect of all the Warranties;

         Tim Leftley (Site Manager - Leeds) - in respect of all the Warranties;

         Franc Preuss (Site Manager - Slough) - in respect of all the
         Warranties;

         Curtis Miller (Managing Director, Winnetts Benelux) - in respect of all the Warranties;

         Rob Moore (Managing Director Winnetts Salford) - in respect of all the Warranties;

         Martyn Purdy (Managing Director Winnetts Bristol) - in respect of all the Warranties;

         Jane Webb (Group HR manager) - in respect of the Warranties contained in Parts 4 and 5 of Schedule 5 only;

         Paul Coleman (Group Health, Safety and Environment Manager) - in respect of the Warranties contained in Parts 4, 5 and 7 of Schedule 5 only;

         Steve Brooks (Group Technical Manager) - in respect of the Warranties contained in Parts 2 and 3 of Schedule 5 only;

         Simon Rollinson (Senior Developer) - in respect of the Warranties contained in Parts 2 and 3 of Schedule 5 only;

         Mike Jessop (Director of Business Development and Marketing) - in respect of the Warranties contained in Parts 1 and 9 of Schedule 5 only;

         Chris Shone (Mail Order Sales Director) - in respect of the Warranties contained in Parts 1 and 9 of Schedule 5 only;

         Ian Banks (Key Account Director) - in respect of the Warranties contained in Parts 1 and 9 of Schedule 5 only; and

         Dave Holmes (Technical Sales Director) - in respect of the Warranties contained in Parts 1 and 9 of Schedule 5 only.

10.8 Where the annual rent payable pursuant to a Lease of a UK Business Property should have (but has not) been reviewed prior to Completion and it is agreed or determined after Completion, Weir Holdings agrees and undertakes with Schawk UK that it shall indemnify and keep indemnified Schawk UK against an amount equal to the shortfall between:-

         (a) the annual rent actually paid for the period from the relevant review date in the Lease to Completion; and

         (b) the annual rent which would have been paid for the period from the relevant review date in the Lease to Completion had the annual rent been agreed or determined on or before the relevant review date following the relevant review.

11       RETENTIONS

11.1 Weir Holdings and Schawk UK shall open the Escrow Account as soon as possible following Completion upon terms that withdrawals from such account shall require the signatures of an authorised signatory of each of them.

11.2 Subject to payment of any Tax on interest earned on the General Retention or any other Tax in respect of it for which The Royal Bank of Scotland Plc is or are or may properly become liable and to payment of any bank or other charges or costs incurred in respect of the establishment or maintenance of the Escrow Account, Schawk UK and Weir Holdings shall apply the General Retention as follows -

         (a) in such manner as Schawk UK and Weir Holdings may from time to time jointly agree;

         (b) in paying to any Business Purchaser any amount at any time due to it from Weir Holdings or in relation to any claim for breach of the

                  Warranties or for any other breach of the terms of this Agreement (`A CLAIM') where -

                  (i) any Business Purchaser and Weir Holdings have settled the Claim in writing;

                  (ii) any Business Purchaser shall have obtained final judgment in respect of the Claim; or

                  (iii) in respect of any amount due under Schedule 4, such amount shall have been determined or agreed in accordance with the provisions of Schedule 4.

11.3 On 31st August 2005, there shall be released to Weir Holdings the amount (if any) of the General Retention which then remains after any applications under clause 11.2 less -

         (a) the sum of (pound)320,000 (plus any interest earned on that amount); and

         (b) if, prior to 31st August 2005, any Business Purchaser shall have notified to Weir Holdings any Claim which has not been determined on or before 31st August 2005, such amount as such Business Purchaser reasonably considers necessary to satisfy such Claim.

11.4 On 31st August 2006 any part of the General Retention which then remains after any applications under clause 11.2 and any release under clause 11.3 shall be released to Weir Holdings provided that if, prior to such date, any Business Purchaser shall have notified to Weir Holdings any Claim which has not then been determined, there shall be retained in the Escrow Account such amount as that Business Purchaser reasonably considers necessary to satisfy such Claim pending its determination, and clause 11.2 shall continue to apply in relation to the amount so retained. Any balance of the General Retention remaining after the determination of the last such Claim to be determined shall be released to Weir Holdings upon such determination.

11.5 The interest earned on the General Retention shall follow the principal amounts, so that upon any payment under clause 11.2 the relevant Business Purchaser shall be entitled to the interest earned in respect of the principal amount so paid from Completion to the date of such payment (calculated on a pro rata basis and net of any Tax required by law to be deducted from it) and any balance of such interest shall be paid to Weir Holdings (net of any Tax which is required by law to be deducted from it).

11.6 Each of the Business Purchasers and Weir Holdings undertakes to the other to ensure that all rights in and to the General Retention remain free from any Security Interest except as provided by this clause or implied by law and save for the Security Interest previously created by Weir Holdings in favour of its bankers in respect of its rights (if any) to the General Retention.

11.7 The payment of any part of the General Retention in accordance with the provisions of this clause whether to a Business Purchaser or to Weir Holdings shall not prejudice or affect any other rights or remedies of any Business Purchaser in respect of any Claim against the balance of the General Retention.

11.8 Weir Belgium shall as soon as practically possible after Completion deliver to Schawk Belgium evidence, reasonably satisfactory to Schawk Belgium, of the notification of this Agreement or the parts related to Belgium hereof to the relevant Tax Authorities in accordance with article 442bis of the Belgium Income Tax Code. Schawk UK and Weir Holdings shall release the Belgian Retention to Weir Holdings after (i) the expiry of the term set forth in article 442bis of the Belgium Income Tax Code without the Belgian Tax Authorities having made a claim against Schawk Belgium, or (ii) the delivery by Weir

         Belgium of a certificate not older than ten Business Days, in accordance with article 422bis of the Belgium Income Tax Code, which ever event is the earlier

12       POST-COMPLETION OBLIGATIONS

12.1 Weir Holdings and the Business Purchasers shall comply with their obligations in relation to the preparation of the Completion Accounts in accordance with the provisions of Schedule 4.

12.2 If the assignment, grant or transfer of any of the Business Assets except for the Contracts and the Leases requires the consent of a third party and that consent shall not have been obtained before Completion -

         (a) Weir Holdings shall procure that the relevant Vendor shall from Completion hold that Business Asset in trust for the relevant Business Purchaser and (so far as it may lawfully do so) act in accordance with the reasonable directions of the relevant Business Purchaser in all matters relating to that Business Asset until either the Business Asset is assigned, granted or transferred to the relevant Business Purchaser or the relevant Business Purchaser elects not to complete the purchase of that Asset pursuant to clause 12.2(c);

         (b) Weir Holdings shall procure that the relevant Vendor shall continue to use its best endeavours to obtain such consent where requested so to do by the relevant Business Purchaser and upon obtaining it shall immediately deliver to the relevant Business Purchaser a duly executed assignment or instrument of grant or transfer of the Business Asset together with the consent; and

         (c) the relevant Business Purchaser may, on or at any time after Completion but before the consent has been obtained, elect not to complete the purchase of that Business Asset, but so that the Consideration shall not be thereby reduced.

12.3 Weir Holdings shall and shall procure that the other Vendors shall at all reasonable times during the period of 1 year from the Completion Date allow the Business Purchasers or their agents to inspect and to take copies of or extracts from any books of account, records and documents relating in whole or in part to the Businesses which are not delivered to a Business Purchaser on Completion, and shall not destroy any such books of account, records or documents without first offering them to the Business Purchasers.

12.4 The Business Purchasers shall at all reasonable times during the period of one year from the Completion Date allow Weir Holdings or their agents to inspect and to take copies of or extracts from the Records and shall not destroy any of them without first offering them to Weir Holdings.

12.5 Weir Holdings shall and shall procure that the other Vendors shall forthwith on receipt pass to the relevant Business Purchaser any orders or enquiries relating to the Businesses which they may receive after Completion.

12.6 Weir Holdings shall promptly notify the Business Purchasers of any claims brought against the Vendors by any third party in respect of any goods manufactured or supplied or services provided by the Vendors and Weir Holdings shall procure that the Vendors shall not take any action in relation to any such claims which might reasonably be expected to damage the commercial interests of any Business Purchaser without that Business Purchaser's prior written consent not to be unreasonably withheld or delayed.

12.7 To the extent that any part of the Records, the Computer System or other data to be transferred to the Business Purchasers in relation to the Businesses comprises "personal data" as defined in the DPA, the Business Purchasers shall process all such data in accordance with the terms of the DPA.

12.8 Weir Holdings appoints each of the Business Purchasers as its agent for the limited purpose of contacting any individuals whose personal data (as defined in the DPA) is transferred to the Business Purchasers in order to advise them of the transfer in ownership of such data.

12.9 In processing data under clause 12.8 above, the Business Purchasers shall take such technical and organisational security measures against unauthorised and unlawful processing of, accidental loss of, destruction of or damage to such personal data as may be required, having regard to the state of technological development and the cost of implementing any measures, to ensure a level of security appropriate to the harm that might result from such processing, loss, destruction or damage and the nature of the data to be protected.

12.10 Each of the Business Purchasers shall act only on the instructions of the Vendors in relation to the carrying out of its obligations under clause 12.8 above and shall take reasonable steps to ensure the reliability of its employees who have access to such personal data.

12.11 Weir Holdings and the relevant Business Purchasers shall comply with their obligations in relation to the Business Properties in accordance with the provisions of Schedule 3.

12.12 If the amount finally paid by Schawk UK in respect of the Crawford Weir Claim (including all related costs and expenses) is less than (pound)54,000, Schawk UK shall within ten Business Days of the final settlement of the Crawford Weir Claim pay to Weir Holdings the amount by which the amount finally paid by Schawk UK is less than (pound)54,000.

12.13 For the purpose of this clause 12 "INCREMENTAL TAX" shall mean any liability of the Vendors to pay Tax on the asset sale set out in this Agreement in excess of the Tax liability which Weir Holdings directly or indirectly would have incurred if, instead of being an asset purchase, this agreement had been structured so that:

         (a) all Excluded Assets held by Weir UK, Weir Belgium and Weir Spain ("THE SUBSIDIARIES") were transferred to Weir Holdings for no consideration;

         (b) the assets of Weir Holdings which are to be transferred to Schawk UK pursuant to this Agreement were transferred to Weir UK the day before Completion for a consideration equal to their market value; and

         (c) the whole of the issued share capital of the Subsidiaries was transferred to Schawk UK, for a consideration equal to (pound)9,287,000 in respect of Schawk UK, (pound)439,000 in respect of Schawk Spain and (pound)1,802,000 in respect of Schawk Belgium.

12.14 Subject to the provisions of clause 12.17 Schawk UK shall pay Weir Holdings an amount equal to the Incremental Tax up to a maximum amount of (pound)210,000 within five days of the provision by Weir Holdings to Schawk UK of a written demand specifying the amount payable, how the amount has been calculated (including evidence of the Tax liability if the sale had been structured as set out in clause 12.13 above).

12.15 All sums payable by Schawk UK under clauses 4.3 or 12.14 shall be paid free and clear of all deductions or withholdings or rights of counterclaim or set off unless the deduction or withholding is required by law. If Schawk UK are required by law to make any deduction or withholding from any payment under clauses 4.3 or 12.14, the sum due from Schawk UK in respect of such payment shall, subject to the maximum sum of (pound)210,000 payable in respect of clause 12.14, be increased to the extent necessary to ensure that after the making of such deduction or withholding the Vendor receives and retains a net sum equal to the sum it would have received had no deduction or withholding been required to be made.

12.16    If any amount payable to the Vendors by Schawk UK pursuant to clauses
         4.3 or 12.14 is subject to Tax, subject to the maximum sum of (pound)210,000 payable in respect of clause 12.14, that amount shall be paid so as to ensure that the net amount retained by the Vendors after taking the Tax into account is equal to the full amount which would have been retained by the Vendors but for the Tax.

12.17 Weir Holdings shall, and shall procure that every other Member of the Weir Group shall, take such reasonable steps, including reasonably refraining from taking any steps, as are lawful and necessary to mitigate any Tax liability which may give rise to a claim for Incremental Tax or Additional Tax (as such term is defined in clause 4.3). The obligation to mitigate any Tax liability includes an obligation to lawfully defer a Tax liability or to lawfully shelter any gain, temporarily or permanently, from crystallising a Tax liability (including making use of such holdover, roll-over or similar relief available to the Vendors in their respective jurisdictions).

12.18 Schawk UK shall, within ten Business Days of the provision by Weir Holdings of a written demand; such demand specifying the amount payable, how the amount has been calculated reimburse Weir Holdings for
         -

         (a) the fees payable by Weir Holdings to PricewaterhouseCoopers in respect of the tax advice provided by PricewaterhouseCoopers to Weir Holdings in connection with the structuring of the transactions envisaged by this Agreement as asset rather than share acquisitions up to a maximum amount of (pound)100,000 plus VAT; and

         (b) the fees payable by Weir Holdings to insolvency practitioners in relation to the liquidation of Weir UK, Weir Belgium and Weir Spain up to a maximum amount of (pound)70,000 plus VAT.

12.19 If the amount paid by Schawk UK in respect of the subject matter of the errors referred to in paragraph 4(j) of Schedule 4 (including all related costs and expenses) is less than (pound)250,000, Schawk UK shall, within ten Business

         Days of the Tax having been paid in respect of all relevant years pay to Weir Holdings the amount by which the amount paid is less than (pound)250,000.

13       COMPETITION

13.1 Weir Holdings undertakes with each of the Business Purchasers that it shall and shall procure that the other Vendors and every other Member of the Weir Group shall, comply with the provisions of Schedule 7.

13.2 Weir Holdings acknowledges that the restrictions contained in Schedule 7 are reasonable in the interests of Weir Holdings and the Business Purchasers and are necessary for the protection of the Goodwill and the Technical Information.

14       VALUE ADDED TAX

14.1     Any sum payable under this Agreement is exclusive of any applicable
         VAT.

14.2 The parties acknowledge and agree that section 49(1) of the Value Added Tax Act 1994 (`VATA') and paragraph 5 of the Value Added Tax (Special Provisions) Order 1995 are intended to apply to the sale and purchase of the Weir Holdings Business in clause 2.1(a) and the Weir UK Business in clause 2.1(b), and Schawk UK and that accordingly no VAT is payable in respect of that sale and purchase. The Vendor shall cooperate in taking such action as is necessary to ensure that this sale and purchase is treated as falling within section 49(1) and accordingly Schawk UK :-

         (a) shall use the Business Assets to carry on the same kind of business as the Businesses upon and immediately after Completion; and

         (b) represents that it has applied to be duly registered for VAT and undertakes that it will not withdraw this application for registration

14.3 Weir Holdings shall on Completion deliver or procure delivery to Schawk UK of the records (if any) referred to in section 49(1) VATA as relate to the Businesses and shall not request HM Customs and Excise for permission for such records to be retained by Weir Holdings; if applicable the records shall include details of expenditure under Part XV of the Value Added Tax Regulations 1995 (capital goods scheme). Schawk UK undertakes to preserve those records for a period of six years from the end of the Relevant Accounting Period for VAT purposes of Weir Holdings in which Completion takes place or such longer period as may be required by law. Schawk UK shall give Weir Holdings reasonable access to those records and shall allow Weir Holdings, at Weir Holdings' expense, to make copies of those records

14.4 If notwithstanding clause 14.2 above VAT is due on any sum payable by Schawk UK under this Agreement, Schawk shall pay in addition to the Consideration any amount of VAT in respect of the same to Weir Holdings at Completion upon receipt of a valid VAT invoice or invoices from Weir Holdings.

14.5     If notwithstanding the intention of the parties expressed in clause
         14.2 an amount of VAT is deemed by H.M. Customs and Excise in a written ruling or otherwise notified in writing by H.M. Customs and Excise to be payable in respect of the sale to Schawk UK of the Business Assets then Schawk UK shall within five days of receipt of a valid tax invoice together with a copy of the ruling or notice of assessment as the case may be from H.M. Customs and Excise, pay over to Weir Holdings the amount of that VAT. Weir Holdings shall not be required to dispute or appeal against any such ruling.

14.6 If Weir Holdings applies to H.M. Customs & Excise for a written ruling or if Weir Holdings corresponds with H.M. Customs & Excise on the VAT treatment of the sale to Schawk UK of the Businesses, Weir Holdings shall give Schawk UK a reasonable opportunity to comment on the correspondence, and shall make such amendments as Schawk UK reasonably requires before sending any correspondence to H.M. Customs & Excise.

14.7 If Schawk UK pays Weir Holdings an amount in respect of VAT and H.M. Customs and Excise inform Schawk UK in writing that all or part of it was not properly chargeable, Weir Holdings shall, if it is entitled to a refund from H.M. Customs and Excise, within five days of receipt of a copy of the document from H.M. Customs and Excise repay the amount or relevant part of the VAT to Schawk UK plus interest at the rate of 1 per cent per annum over the base rate of Royal Bank of Scotland plc, irrespective of whether Weir Holdings applies to Customs and Excise for a refund.

14.8 For the purposes of clause 14.1 to 14.7, `Relevant Accounting Period' means the VAT accounting period as referred to in Section 25 VAT Act 1994 in conjunction with paragraph 25 of the VAT Regulations 1995.

14.9 Weir Spain and Schawk Spain shall apply to this sale and regime established at article 7.1(0) of Spanish VAT Act 37/1992.

14.10 Accordingly Schawk Spain shall use the Business Assets to carry on immediately after Completion the same kind of business performed by Weir Spain to date.

14.11 If notwithstanding the intention of the parties that the transfer of the Weir Spain Business should not attract VAT, an amount of VAT becomes chargeable to Schawk Spain due to a Tax assessment, then Schawk Spain shall within five Business Days from the receipt of a copy of a Tax assessment from the Spanish Tax Authorities claiming an amount of VAT derived from the sale, regardless of whether it is received together with a valid rectification invoice or not, pay to Weir Spain the amount of that VAT.

15       SERVICE OF NOTICES

15.1 Any notice or other communication to be given or served under or in connection with this Agreement shall be in writing and may be -

         (a)      delivered by hand;

         (b) sent by ordinary first class (or airmail in the case of notices to or from any country outside the United Kingdom), special delivery or recorded delivery post (in each case, pre-paid); or

         (c)      sent by fax;

         to the party due to receive the notice at the following address -

                  (i) in the case of Weir Holdings at its registered office from time to time, fax number: 0113 245 4956, marked for the attention of the Company Secretary; and

                  (ii) in the case of the Guarantor, Schawk UK, Schawk Spain or Schawk Belgium at their respective registered offices, fax number: +1 847 827 1264, marked for the attention of Ronald Vittorini, copied to David Boutcher at Richards Butler, Beaufort House, 15 St Botolph Street, London EC3A 7EE, fax number: +44 207 247 5091 and to John McEnroe at Vedder Price Kaufman & Kammholz, P.C. 222 N. La Salle Street, Suite 2600, Chicago, Illinois 60601, USA, fax number: +1 312 609 5005;

         or at such other address or fax number as may previously by notice given in accordance with this clause have been specified by that party.

15.2     A notice is deemed to be given or served -

         (a)      if delivered by hand, at the time it is left at the address;

         (b) if sent by pre-paid post (whether ordinary first class, airmail, special delivery or recorded delivery), on the second Business Day after posting; and

         (c)      if sent by fax, on receipt of a clear transmission report.

15.3 In the case of a notice given or served by fax or by hand, where this occurs after 5.00pm on a Business Day, or on a day which is not a Business Day, the date of service shall be deemed to be the next Business Day.

15.4 Any notice under or in connection with this Agreement shall not be validly given or served if sent by e-mail or any other form of electronic communication.

16       GENERAL

16.1 Except insofar as is required by law or the requirements of any listing authority, securities exchange or regulatory or governmental body (including the UK Listing Authority, the London Stock Exchange plc or The Panel on Take-overs and Mergers) and then after consultation with the other party, no announcement of the sale and purchase under this Agreement or the terms of this Agreement shall be made by any party to any person without the consent of the other parties except in the agreed form and pending any announcement each party shall use its best endeavours to keep the existence of this Agreement and its terms confidential.

16.2 The parties shall pay their own costs and expenses in connection with and incidental to this Agreement save that the Business Purchasers shall on Completion pay to Weir Holdings the sum of (pound)105,750 as a contribution to the legal costs of Weir Holdings. Save as specifically stated in any Transaction Document, the Business Purchasers will pay all transfer taxes, registration duties and stamp duty in connection with the Transaction Documents.

16.3 This Agreement and the other Transaction Documents constitute the whole agreement of the parties in relation to their subject matter and supersede any previous agreement, representations, warranties or arrangements (whether in writing or oral) between them in relation to their subject matter; and no modification of this Agreement shall be effective unless it is made in writing and signed by or on behalf of the parties.

16.4 The exercise, or partial exercise, of or any delay or omission in exercising any right conferred by this Agreement on either party shall not constitute a waiver of that or any other right or remedy available to that party or, subject to the time limits for making claims set out in Schedule 6, affect the right to exercise that right or remedy at a later time; and the rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

16.5 The Warranties, and all other provisions of this Agreement, insofar as they have not been performed at Completion, shall not be extinguished or affected by and shall remain in full force and effect notwithstanding Completion.

16.6 The Business Purchasers may not assign in whole or in part the benefit of this Agreement save that any Business Purchaser may assign the whole of the benefit of this Agreement to a Member of the Purchaser's Group on terms that if any such assignee shall cease to be a Member of the Purchaser's Group then (unless such benefit shall have previously been assigned to a continuing Member of the Purchaser's Group or the other parties to this Agreement shall have agreed otherwise in writing) such benefit and all associated rights shall automatically terminate and provided always that any such assignment shall not increase the liability of Weir Holdings under this Agreement.

16.7 Weir Holdings may not assign in whole or in part the benefit of this Agreement.

16.8 If any provision of this Agreement is held by a Competent Authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision.

16.9 Weir Holdings shall and shall procure that the Vendors shall from time to time and at all times after the Completion Date at the Business Purchasers' cost and expense upon request by a Business Purchaser do all such acts and execute all such documents as are reasonably necessary for perfecting the transfer of the Businesses to the Business Purchasers and for vesting in the Business Purchasers title to the Business Assets in accordance with this Agreement.

16.10 This Agreement may be executed in more than one counterpart and shall come into force once each party has executed such a counterpart in identical form and exchanged it with the other parties.

16.11 This Agreement shall be governed by and construed in accordance with English law and subject to 16.12 the parties submit to the exclusive jurisdiction of the English courts.

16.12 The parties agree that clause 16.11 is intended to be for the sole benefit of Weir Holdings which also reserves the right to bring proceedings in any other court which may have jurisdiction in the matter in the State of Illinois in the United States of America.

17       LIMITATION

17.1 Save as set out in clause 17.2 but otherwise notwithstanding any other term of this Agreement, each of the Business Purchasers agrees with Weir Holdings that the sole remedy of the Business Purchasers for any reduction in the consideration under Clause 4.1 or under Schedule 4 or for breach of Warranty or any other term or otherwise relating to this Agreement shall be limited to damages to the extent of the General Retention and the total liability of Weir Holdings for all such claims (including interest and costs) shall not exceed the General Retention.

17.2 In the event that the Belgian Tax Authorities make a claim against Schawk Belgium during the term referred to in clause 11.8(i), there shall be released to Schawk Belgium from the Belgian Retention a sum equal to any amount which becomes due and payable by Schawk Belgium to the Belgian Tax Authorities in respect of such claim (or where such amount exceeds the amount of the Belgian Retention, an amount equal to the whole of the Belgian Retention). Any amount standing to the balance of the Belgian Retention following any release to Schawk Belgian pursuant to this clause 17.2 shall be paid to Weir Holdings. In the event that any sum released from the Belgian Retention and then paid by Schawk Belgium to the Belgian Tax Authorities is subsequently repaid to Schawk Belgium by way of rebate, Schawk Belgium shall account to Weir Holdings for such repaid amount within five Business Days of receipt of the same.

17.3 The Business Purchasers shall be entitled to claim against the General Retention notwithstanding the insolvency of any Vendor or the appointment of any insolvency practitioner (including any liquidator, administrative receiver or administrator) in respect of any Vendor.

18       GUARANTEE

18.1 In consideration of Weir Holdings entering into this Agreement at the request of the Guarantor (being the Business Purchasers' holding company) the Guarantor hereby unconditionally and irrevocably guarantees to Weir Holdings and to the Vendors, the due and punctual performance by the Business Purchasers of all their duties, obligations and undertakings under this Agreement and hereby undertakes to Weir Holdings and the Vendors that if any Business Purchaser shall fail in any respect to fulfil, or shall be in breach of any of, its said duties, obligations or undertakings, Weir Holdings and the Vendors shall be at liberty to act and the Guarantor shall be liable therefor as if the Guarantor were the party principally bound thereby. The Guarantor undertakes to indemnify and keep indemnified Weir Holdings and the

         Vendors against all losses, damages, costs and expenses of whatsoever nature which may be suffered or incurred by Weir Holdings and the Vendors by reason of any default on the part of a Business Purchaser in the performance of the said duties obligations and undertakings.

18.2 The obligations of the Guarantor hereunder shall be a continuing security and shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate the Guarantor from its obligations hereunder or affect such obligations including without limitation any time or indulgence granted to, composition with or release of, a Business Purchaser. Weir Holdings and the Vendors may proceed against the Guarantor hereunder without first having to proceed against a Business Purchaser. The Guarantor hereby expressly postpones any claim it might have against a Business Purchaser, by way of subrogation or otherwise, to the claims made by Weir Holdings and the Vendors.

18.3 For the purposes of this clause reference to `this Agreement' includes the other Transaction Documents.

19       SERVICE OF PROCESS

19.1 The Guarantor irrevocably agrees that any Service Document may be sufficiently and effectively served on it by service on its agent, RB Secretariat Limited, if no replacement agent has been appointed and notified to Weir Holdings pursuant to clause 19.4, or on the replacement agent if one has been so appointed and notified to Weir Holdings.

19.2 Any Service Document served pursuant to this clause shall be marked for the attention of:

         (a) RB Secretariat Limited (ref DJB/1010582) Beaufort House, Tenth Floor, 15 St Botolph Street, London, EC3A 7EE or such other address within England and Wales as may be notified to Weir Holdings by the Guarantor; or

         (b) such other person as is appointed as agent for service pursuant to clause 19.4 at the address notified pursuant to clause 19.4.

19.3 Any document addressed in accordance with clause 19.4 shall be deemed to have been duly served if:

         (a)      left at the specified address, when it is left; or

         (b) sent by first class post two clear Business Days after the date of posting.

19.4 If the agent referred to in clause 19.1 (or any replacement agent appointed pursuant to this clause 19.4) at any time ceases for any reason to act as such the Guarantor shall appoint a replacement agent to accept service having an address for service in England or Wales and shall notify Weir Holdings of the name and address of the replacement agent.

19.5 A copy of any Service Document served on an agent pursuant to this clause 19 shall be sent by post to the Guarantor at its address for the time being for the service of notices and other communications under clause 15 (Service of Notices), but no failure or delay in so doing shall prejudice the effectiveness of service of the Service Document in accordance with the provisions of clause 19.1.

                                   SCHEDULE 1


                        MATTERS TO BE DONE ON COMPLETION

PART 1 - WEIR HOLDINGS BUSINESS, WEIR UK BUSINESS AND GENERAL

A.       WEIR HOLDINGS' AND WEIR UK'S OBLIGATIONS

1        The delivery to Schawk UK of -

         (a) physical possession of such of the Business Assets as are capable of passing by delivery with the intent that title in such Business Assets shall pass by and upon such delivery;

         (b) all such duly executed deeds, documents, assignment and assurances as may be necessary to vest in Schawk UK the full beneficial ownership of such of the Business Assets as are not capable of passing by delivery each in such form as Schawk UK may reasonably require together with all documents of title relating to such Business Assets;

         (c) all certificates, log books, licences, manuals, plans, drawings and other documents required for the lawful use or operation of or otherwise relating to the Business Assets;

         (d) a certified copy of the minutes of the meeting of the board of directors of Weir Holdings at which this Agreement and the transactions contemplated by it were approved and the execution of this Agreement and all related documentation by or on behalf of Weir Holdings was authorised;

         (e) a deed of release in the agreed form duly executed by The Governor and Company of the Bank of Scotland in respect of the Business Assets;

         (f) a form DS1 in the agreed form duly executed by the Governor and Company of the Bank of Scotland in respect of the Business Property at 11 Boston Court, Kansas Avenue, Salford and having registered title GM487182;

         (g)      the Disclosure Letter duly executed by Weir Holdings; and

         (h) a transfer in respect of the Trade Mark in the agreed form (`THE TM ASSIGNMENT') executed by Weir UK.

B.                SCHAWK UK'S OBLIGATIONS

1        The delivery to Weir Holdings of -

         (a) an opinion letter in the agreed form from Vedder Price Kaufman & Kammholz, P.C.;

         (b) the Disclosure Letter duly executed by Schawk UK, Schawk Spain and Schawk Belgium;

         (c) a copy of the minutes of the meeting of the board of directors of Schawk UK at which this Agreement and the transactions contemplated by it were approved and the execution of this Agreement and all related documentation by or on behalf of Schawk UK was authorised; and

         (d)      the TM Assignment duly executed by Schawk UK.

PART 2 - WEIR BELGIUM BUSINESS

A.       WEIR BELGIUM'S OBLIGATIONS

1        The delivery to Schawk Belgium of -

         (a) evidence, satisfactory to Schawk Belgium, that the Weir Belgium Employees have been duly informed in accordance with CBA no 32bis and will be transferred accordingly;

         (b) a document drawn up by Weir Belgium with respect to the transfer of the Weir Belgium Business as a going concern mentioning: (i) date of the transfer; (ii) name and address of both parties; (iii) Belgian company number of both parties (if a company number has already been granted); (iv) detailed description of the transferred assets; (v) price of the transfer and (vi) the statement "Exempt from Belgian VAT -
                  article 11 Belgian VAT Code". The said document shall be drawn up in duplicate, one copy is to be recorded and kept by Weir Belgium, one copy is to be recorded and kept by Schawk Belgium;

         (c) release letters in the agreed form duly executed by Weir Belgium's bankers; and

         (d) a notification duly signed by Weir Belgium to the relevant Environmental Authorities of the transfer of all environmental licenses used for the Weir Belgium Business.

B.       SCHAWK BELGIUM'S OBLIGATIONS

1        None

PART 3 - WEIR SPAIN BUSINESS

A.       WEIR SPAIN'S OBLIGATIONS

1 The execution by Weir Spain of a sale and purchase of assets and liabilities agreement of the Weir Spain Business in the agreed form.

B.        SCHAWK SPAIN'S OBLIGATIONS

1 The execution by Schawk Spain of a sale and purchase of assets and liabilities agreement of the Weir Spain Business in the agreed form.

                                   SCHEDULE 2

                             THE BUSINESS PROPERTIES

NO.   DESCRIPTION             TITLE NO.      LEASE DETAILS                       CURRENT USE                OWNER

1.    Unit 896, Plymouth      -              Lease dated 18th March 2004         Pre-press and plate        Weir Holdings Limited
      Road, Slough, UK                       between (1) Chemetall Plc           manufacture
                                             and (2) Weir Holdings Limited

2.    Unit 3, Unicorn Park,   -              Lease dated 4th October 1994        Pre-press and plate        Weir Holdings Limited
      Whitby Road, Bristol,                  between (1) Olives Property         manufacture
      UK                                     Developments Limited and (2)
                                             Brent International Plc

3.    11 Boston Court,        GM487182       Lease dated 14th October 1988       Pre-press and plate        Weir Holdings Limited
      Kansas Avenue,                         between (1) MG Gordon and others    manufacture
      Salford, UK                            and (2) Brent Chemicals
                                             International Plc

4.    Burley Bridge Mills,    -              Lease dated 23rd June 1997          Pre-press and wet          Weir Technology Limited
      Viaduct Road, Burley,                  between (1) The Trustees            proofing
      Leeds, UK                              of the W C Weir Discretionary
                                             Trust and (2) Weir Technology
                                             Limited

5.    46 Mortimer Street,                    Lease dated 9th August 2000         Offices                    Weir Technology Limited
      London, UK (Part of                    between (i) Knighton Estates
      ground floor and first                 Limited and (2) Weir Technology
      to fourth floor)                       Limited

6.    2100 Deurne Antwerp,    -              Full property and ownership         Pre-press and plate        Weir Belgium
      Bisschopenhoflaan                                                          manufacture

                                   SCHEDULE 3

             TERMS AND CONDITIONS OF SALE OF THE BUSINESS PROPERTIES

PART A - BUSINESS PROPERTIES IN THE UK

1        DEFINITIONS

         In this Part of this Schedule unless the context otherwise requires -

         `CONSENTS' means the consent of the Landlord authorising the transfer or assignment of the Lease of each UK Business Property to Schawk UK in accordance with and pursuant to the terms of the relevant Lease and, if more than one such consent is required, all of such consents, such consent being evidenced in a written formal licence to assign, dated and being obtained on reasonable terms and signed or executed by or on behalf of all of the parties to it;

         `LANDLORD' means, in respect of each UK Business Property, the person or persons from time to time entitled to the reversion (whether immediate or not) expectant on the termination of a Lease;

         `LEASE' means the lease pursuant to which Weir Holdings, or Weir UK, occupies a UK Business Property (brief details of which are set out in Schedule 2) including all ancillary documents to the Lease;

         `NEGATIVE DECLARATION' means declaration from a competent court (which is not capable of further appeal) stating that the Landlord has been reasonable in withholding its consent to the assignment of the Lease of a UK Business Property;

          `ORDER' means an order from a competent court obtained by the Landlord of a UK Business Property requiring Schawk UK to vacate the relevant UK Business Property or terminating the relevant Lease as a result of a Landlord exercising its right of forfeiture under the Lease;

         `REGISTERED TITLE' means in relation to the UK Business Property numbered 3 in Schedule 2, title number GM487182;

         `STANDARD CONDITIONS' means the Standard Commercial Property Conditions (2nd Edition) and `STANDARD CONDITION' shall refer to any one of such conditions as the context so requires;

         `TERMINATION DATE' means the earlier of -

         (a)      the transfer of the relevant UK Business Property to Schawk
                  UK; or

         (c) the date that Schawk UK vacates a UK Business Property in accordance with paragraph 2.10(c); and

         `UK BUSINESS PROPERTIES' means the Business Properties numbered 1 to 5 in Schedule 2.

2        CONSENT PROPERTY

2.1 Weir Holdings shall, and shall procure that Weir UK shall, use all reasonable endeavours to obtain the Consents as soon as practicable after the date of this Agreement. If properly required by a Landlord, Weir Holdings shall, and shall procure that Weir UK shall (as relevant), enter an authorised guarantee agreement (as defined in section 16 of the Landlord and Tenant (Covenants) Act 1995) on such terms as properly required by a Landlord under the relevant Lease with that Landlord.

2.2 Weir Holdings shall be responsible for paying the Landlord's professional fees in obtaining the Consents. Neither party shall be obliged to apply for or defend an application for a declaration or other proceedings in connection with the applications for the Consents. In the event that either Weir Holdings or Schawk UK elects to apply for or defend an application for a declaration or other proceedings in connection with the applications for the Consents then, on request, the other party shall give all reasonable assistance in connection with the application for or defence of the declaration or such other proceedings but at the cost of the party making or defending the application or such other proceedings.

2.3 Schawk UK shall give all reasonable assistance and provide such references accounts and information as may reasonably be required in connection with the application for the Consents and (without prejudice to the generality of this obligation) shall (if reasonably and properly required) execute a deed containing a covenant with the Landlord to pay the rents reserved by the relevant Lease of the UK Business Property and to comply and perform with all the covenants and conditions on the part of the tenant contained in such Lease until Schawk UK lawfully assigns such lease and such other reasonable covenants as the Landlord shall reasonably require under the relevant Lease.

2.4 Schawk UK shall not be required to provide any additional security (whether by way of guarantee, rent deposit or otherwise) as a condition of the grant of the Consents save that, if reasonably requested by a Landlord, Schawk Inc. shall guarantee the obligations of Schawk UK as tenant whilst Schawk UK remains liable under the Lease or (if earlier) until Schawk UK achieves net profit before tax of twice the annual rent payable under the Lease for that UK Business Property for two consecutive years.

2.5 In the event that Consent has not been granted in respect of any UK Business Property at Completion -

         (a) On and from Completion until the Termination Date, Schawk UK shall be permitted to enter into and occupy that UK Business Property as licensee only and shall be entitled to receive all profits and other income from it.

         (b) Weir Holdings shall not (and shall procure that Weir UK shall not) terminate or revoke the licence granted in paragraph 2.5(a) unless an Order is obtained and served on Weir Holdings or Weir UK.

         (c) On and from Completion until the Termination Date, Schawk UK shall -

                  (i) be responsible for the payment of all business rents, rates and other periodic outgoings on the relevant UK Business Property; and

                  (ii) observe and perform the covenants, obligations and conditions in the Lease affecting the relevant UK Business Property.

2.6 At the election of Schawk UK, and subject to Schawk UK first paying the necessary monies to Weir Holdings or Weir UK, Weir Holdings shall (or shall procure that Weir UK shall) promptly pay the sums referred to in paragraph 2.5(c)(i) to the relevant Landlord or relevant authority as directed by Schawk UK.

2.7 To the extent that Schawk UK pays any monies representing VAT to Weir Holdings or Weir UK and Weir Holdings or Weir UK recovers that VAT, Weir Holdings shall, within four Business Days of receipt of such monies, pay such monies to Schawk UK and Weir Holdings shall (and shall procure that Weir UK shall) use all reasonable endeavours to recover such VAT.

2.8 Completion of the sale of each UK Business Property shall take place on the date which is five Business Days after the Consent for that UK Business Property has been obtained.

2.9 If Weir Holdings serves notice on Schawk UK that a declaration from a competent court (which is not capable of further appeal) has been issued stating that a Landlord was unreasonable in withholding consent to the assignment of a Lease to Schawk UK then Weir Holdings (or Weir UK as procured by Weir Holdings) and Schawk UK shall enter into and complete the transfer of the Lease of the relevant UK Business Property in the agreed form.

2.10

         (a)      If -

                  (i) a Negative Declaration is issued or an Order is granted; or

                  (ii) Consent has not been granted to the assignment of the Lease of a UK Business Property by 30th June 2005;

         the relevant UK Business Property shall not be assigned to Schawk UK and shall remain vested in Weir Holdings or Weir UK (as relevant) and, subject to the terms of this paragraph 2.10, this Agreement shall terminate to the extent that it relates to that UK Business Property but without prejudice to the rights of either Weir Holdings or Schawk UK in respect of any antecedent breach of the obligations contained in this Schedule.

         (b) In the event that paragraph 2.10(a)(i) applies, Weir Holdings shall notify Schawk UK promptly of any Negative Declaration or the grant of an Order and, in any event, within five Business Days of being notified of it.

         (c)      Schawk UK shall vacate the UK Business Property-

                  (i) in the event that paragraph 2.10(a)(i) applies, within 60 Business Days of the date that Weir Holdings serves notice on Schawk UK that it has received or been notified of a Negative Declaration or an Order or, if earlier, the date specified in an Order requiring Schawk UK to vacate and the terms of paragraph 2.5 shall apply until the date 60 Business Days after the date on which Weir Holdings serves notice on Schawk UK that a Negative Declaration or an Order granted or, if earlier, the date specified in an Order requiring Schawk UK to vacate; or

                  (ii) in the event that paragraph 2.10(a)(ii) applies, on or before 30th June 2005.

         (d) In vacating a UK Business Property, Schawk UK shall as soon as reasonably practicable make good any damage caused by the removal of Schawk UK's or any of the Purchaser's Group's fixtures and fittings, stock, equipment and plant from that UK Business Property to the reasonable satisfaction of Weir Holdings (acting reasonably) and shall repair any damage to the UK Business Property caused by Schawk UK or any of the Purchaser's Group during its period of occupation (fair wear and tear excepted).

         (e) Save as aforesaid, but otherwise notwithstanding any other provisions of this Agreement, Schawk UK shall not have any liability in relation to the UK Business Property after the date specified in paragraph 2.10(c) but this shall not release Schawk UK from any obligations which were incurred prior to that date pursuant to paragraph 2.5(c) or paragraph 2.10(d). From the date specified in paragraph 2.10(c), Weir Holdings shall have no liability to Schawk UK in relation to the UK Business Property. The provisions of this paragraph are without prejudice to the rights of either Weir Holdings or Schawk UK in respect of any antecedent breach of the obligations contained in this Schedule.

2.11 On completion of the assignment of each of the UK Business Properties, Weir Holdings shall deliver to Schawk UK the title deeds set out in the Deeds List that relate to that UK Business Property together, in relation to the UK Business Property numbered 3 in Schedule 2, a DS1 in the agreed form executed on behalf of the Governor and Company of the Bank of Scotland together with evidence that the person signing the DS1 on behalf of the Governor and Company of the Bank of Scotland had authority to sign the DS1.

3        TRANSFER AND COVENANTS FOR TITLE

3.1 The transfer of the UK Business Properties to Schawk UK shall be in the agreed form.

3.2 The UK Business Properties shall be transferred with full title guarantee save as modified by the transfer of the UK Business Properties in the agreed form.

4        PURCHASE PRICE

         The price for each of the UK Business Properties is (pound)1 which forms part of the Consideration payable pursuant to Clause 4.1.

5        ENCUMBRANCES

         The UK Business Properties are sold subject to -

         (a) all matters registered or registerable by any local or other Competent Authority and any other requirement (including any charge notice order or proposal) of any local or other Competent Authority acting by statutory authority or by Royal Charter;

         (b) interests which override registration (as defined in the Land Registration Act 2002) affecting the UK Business Properties;

         (c) in relation to the UK Business Property numbered 3 in Schedule 2, all matters contained or referred to in the charges register of the Registered Title (other than charges to secure the repayment of money);

         (d) all notices served and orders, demands, proposals or requirements made by any local or Competent Authority whether before or after the date of this Agreement;

(e) all actual or proposed charges, notices, orders, restrictions, agreements, conditions or other matters arising under Legislation affecting the UK Business Properties; and

(f) all rights of way, water, light, air and other rights, easements, quasi-easements, or public rights being enjoyed or in the course of being acquired by or against the UK Business Properties and any liability to repair, alter or contribute to the repair of roads, ways, passages, sewers, drains, fences or other like matters but otherwise free from encumbrances.

6        STANDARD CONDITIONS

6.1 The Standard Conditions as amended by the other provisions of this paragraph shall be incorporated into this Part of this Schedule insofar as they are not varied by or inconsistent with the other terms expressly set out in this Part of this Schedule or, as relevant, this Agreement.

6.2      Standard Conditions 1.3, 1.5, 2, 3.1.2(b), 3.3, 4, 6.2, 6.3, 7, 8.3,
         8.4, 8.7, 8.8, 8.8, 9.2, 9.3, 9.5 and 9.6 shall not apply and any reference to such conditions in any other Standard Conditions shall not apply.

6.3 Standard Condition 5.2 shall be deleted and Schawk UK is to conduct the rent review process until this Agreement terminates in accordance with paragraph 2.10(a) of this Schedule.

6.4      Standard Condition 5.3 shall not apply.

6.5 Standard Condition 9.1.1 shall be varied as follows: the words `or in negotiations leading to it' and `or was' shall be deleted.

7        OTHER MATTERS

         Weir Holdings shall, and shall procure that in relation to the UK Business Properties numbered 4 in Schedule 2 Weir UK shall, at Completion assign its right, title and interest in any construction related document, warranty, guarantee, agreement for lease or other document benefiting a UK Business Property, such assignment to be in the agreed form.

8        RISK

         Subject to the terms of paragraph 2 and subject to compliance by the parties with their respective obligations under this Agreement, risk in the UK Business Properties shall pass to Schawk UK on Completion.

9        CONFIRMATIONS

         Schawk UK admits and confirms that -

         (a) it has had the opportunity to undertake an environmental investigation of the UK Business Properties;

         (b) it has obtained advice and information about the environmental condition of the UK Business Properties independently of Weir Holdings.

10       BUSINESS PROPERTY

         In relation to the transfer of the Business Property at 46 Mortimer Street, London, it is agreed that both the benefit and the burden of the Rent Deposit Deed relating to that property dated 9th August 2000 between Knighton Estates Limited (1) and Weir UK (2) shall pass to Shawk UK on completion of the transfer and in the event that any monies are returned by the Landlord of that property to Weir UK then such sum shall forthwith be paid by Weir UK to Shawk UK.

PART B - BUSINESS PROPERTY IN BELGIUM

1        DEFINITIONS

         In this Part of this Schedule unless the context otherwise requires -

         "CIVIL LAW NOTARY" means the Belgian civil law notary Samuel Vanderlinden , having his offices in Diepenbeek, Steenweg 132;

         `CONSENTS' means the consent of any third party or Authority, including OVAM ("Openbare Vlaamse Afvalmaatschappij") authorising the transfer or assignment of the Weir Belgium Business Property to Schawk Belgium;

          `REGISTERED TITLE' means in relation to the Weir Belgium Business Property numbered 5 in Schedule 2, Bisschoppenhoflaan 551-553, 2100 Deurne (Antwerp), known with the Land Register as Antwerp, 27th division, section A, N(degree) 285 T 4 (no surface) and N(degree) 285 B 5 (2,084 m(2));

         "SOIL CLEAN-UP STATUTE" means the Flemish Regional Soil Clean-Up statute of 22 February 1995 (as amended);

         " SOIL EXPERT" means i.e. E.S.A. BVBA, a Belgian limited liability company with its registered office at 3.500 Hasselt, Sittardlaan 34 or any other OVAM certified soil expert appointed by Weir Belgium;

         "TRANSFER DATE" means the date of the transfer of the Weir Belgium Business Property to Schawk Belgium in accordance with the terms of the notary deed amongst Weir Belgium and Schawk Belgium before the Civil Law Notary; and

         `WEIR BELGIUM BUSINESS PROPERTIES' or `WEIR BELGIUM BUSINESS PROPERTY' means the Business Property numbered 6 in Schedule 2.

2        SALE UNDER CONDITION PRECEDENT

         Weir Belgium Business Properties is sold by Weir Belgium to Schawk Belgium under the condition precedent of the Consents.

3        CONSENT PROPERTY

3.1 Weir Holdings shall, and shall procure that Weir Belgium shall, use all reasonable endeavours to obtain the Consents as soon as practicable after the date of this Agreement. If properly required by OVAM pursuant to clause 38 or 39 of the Soil-Clean-Up Statute, Weir Belgium shall, at its sole cost (including any financial security) proceed with any further soil investigation, reporting hereon, clean up project, or actual clean up. Parties agree that any soil investigation, reporting, and possible clean up shall be carried out by Weir Belgium without any unreasonable delay.

3.2 To the extent that any Member of the Purchaser's Group has prior to the date hereof instructed the Soil Expert (whether directly or indirectly) to prepare a soil investigation report, that Member of the Purchaser's Group shall be responsible for paying the Soil Expert's fees for that work based on that Member of the Purchaser's Group's sole instructions and shall use reasonable endeavours (which shall not include the payment of any additional sum save to the extent such sum is reasonable) to have such first Soil's Expert's report addressed to both Schawk Belgium and Weir Belgium, it being understood that Weir Belgium and Weir Holdings shall be responsible for paying all additional and further costs, fees, taxes and other expenses (which shall not include the payment of any sum, save to the extent such sum is reasonable to have the Soil Expert to report addressed to Weir Belgium) and any further Soil Expert's fees (and financial security, if required) in obtaining the Consents;

         (a) the Parties agree that Weir Belgium shall bear the cost (including but not limited to financial guarantees for the benefit of OVAM) of any soil investigation, soil clean up project, or soil clean up of the Weir

                  Belgium Business Property imposed by OVAM or necessary in obtaining the Consents;

         (b) the Parties agree that Weir Belgium shall bear the cost (including the penalty or break cost of any existing loan or credit agreements but not limited thereto) of any costs, fees or taxes related to the release by the bankers or any other third party of any mortgage, mortgage mandate, or other encumbrance on the Weir Belgium Business necessary in obtaining the Consents;

3.3 Schawk Belgium shall give all reasonable assistance and provide such references accounts and information as may reasonably be required in connection with the application for the Consents.

3.4 Schawk Belgium shall not be required to provide any additional security (whether by way of guarantee, deposit or otherwise) as a condition of the grant of the Consents. In the event that Consent has not been granted in respect of Weir Belgium Business Property at Completion -

         (a) On and from Completion until the Transfer Date, Schawk Belgium shall be permitted to enter into and occupy that Weir Belgium Business Property as a user thereof only and shall be entitled to receive all profits and other income from it. The consideration paid by Schawk Belgium to Weir Belgium for the transfer of the Weir Belgium Business Property includes any costs and fees related to the use by Schawk Belgium of the premises until the Transfer Date.

         (b) Until that date, Weir Holdings shall not (and shall procure that Weir Belgium shall not) terminate or revoke the right to use the Weir Belgium Business Property.

         (c)      On and from Completion Schawk Belgium shall -

                  (i) be responsible for the payment of all business costs, rates and other periodic outgoings on Weir Belgium Business Property, including all taxes (e.g. the withholding tax on real estate), with the exception of any cost with a view to the Consents; and

                  (ii) observe and perform the covenants, obligations and conditions affecting the Weir Belgium Business Property; and

                  (iii) manage the Weir Belgium Business Property on a day to day basis in accordance with the principles of good estate management and any law and shall keep Weir Belgium fully informed of all matters which affect or may affect the Weir Belgium Business Property and will not give any notices nor enter into any correspondence, binding agreements or commitments or create, permit or allow any encumbrances over the Weir Belgium Business Property or over its right to use it without (in each case) the consent of Weir Belgium.

3.5 Completion of the transfer of the Weir Belgium Business Property shall take place as soon as practicable after the fulfilment of the condition precedent, being the Consent for Weir Belgium Business Property.

4        TRANSFER AND COVENANTS FOR TITLE

4.1 The transfer of the Weir Belgium Business Property to Schawk Belgium shall be in agreed form on the Transfer Date before the Civil Law Notary.

4.2 At the Transfer Date the Weir Belgium Business Property shall be free and clear of any mortgages and any other Encumbrances.

5        PURCHASE PRICE

         The price for the Weir Belgium Business Property shall be determined pursuant to the apportionment referred to in clause 4.2 and forms part of the Consideration payable pursuant to clause 4.1. The registration taxes equal to 10% on the price for the Weir Belgium Business Property (with the exception to any registration taxes on the estimated costs of clean up) and the Civil Law Notary fees related to the transfer with the exception of those set forth in Clause 2.2 hereof will be borne by Schawk Belgium.

6        RISK

         Subject to the terms of paragraph 3 and subject to compliance by the parties with their respective obligations under this Agreement, risk in the Weir Belgium Business Property shall pass to Schawk Belgium at the Transfer Date.

7        CONFIRMATIONS

         Schawk Belgium admits and confirms that -

         (a) it has had the opportunity to undertake an environmental investigation of the Weir Belgium Business Property;

         (b) it has obtained advice and information about the environmental condition of the Weir Belgium Business Property independently of Weir Holdings.

                                   SCHEDULE 4


                               COMPLETION ACCOUNTS


1        INTERPRETATION

         In this Schedule, unless the context otherwise requires -

         `THE AMOUNTS' means the Tangible Fixed Assets Amount and the Working Capital Amount;

         `THE INTANGIBLE ASSETS' means -

         (a) the Goodwill;

         (b) the Leases;

         (c) the Contracts;

         (d) the Intellectual Property;

         (e) the Third Party Rights;

         (f) the Technical Information; and

         (g) the Records;

         `PURCHASER'S ACCOUNTANTS' means Ernst & Young LLP of Cloth Hall Court, 14 King Street, Leeds LS1 2JN;

         `THE TANGIBLE ASSETS' means -

         (a) the Business Properties (excluding the Leases);

         (b) the Fixtures and Fittings;

         (c) the Plant;

         (d) the Motor Vehicles;

         (e) the Stock;

         (f) the Computer System;

         (g) the Book Debts;

         (h) the Prepayments; and

         (i) the Cash.

         (j) the Employee Loans, being amounts due from existing employees

         `THE TANGIBLE FIXED ASSETS' means the Business Properties, the Fixtures and Fittings, the Plant, the Motor Vehicles and the Computer System;

         `THE TANGIBLE FIXED ASSETS AMOUNT' means the amount set out in the Completion Accounts as representing the value of the Tangible Fixed Assets;

         `VENDORS' ACCOUNTANTS' means Grant Thornton UK LLP of 110 Albion Street, Leeds, West Yorkshire, LS2 8LA;

         `WORKING CAPITAL' means the aggregate value of the Stock, Book Debts, Cash, Prepayments, Employee Loans and any other current assets falling within paragraph (p) of the definition of Business Assets in Clause 1.1 after deducting the Trade Liabilities; and

         `WORKING CAPITAL AMOUNT' means the amount set out in the Completion Accounts as representing the Working Capital.

         FORM

2 The Completion Accounts shall consist of a consolidated balance sheet of the Businesses drawn up as at the Completion Date in Pounds Sterling substantially in the form of the pro forma consolidated balance sheet set out in Annex G.

3 Subject to the specific requirements of paragraph 4 which shall take priority over the general requirements set out below, the Completion Accounts shall be prepared -

         (a) on bases and policies consistent with, and applied in the same way and following the same methodologies (including as to the application of all practices, judgments, estimates, forecasts and opinions) as, those adopted and applied in the preparation of the relevant Accounts; and

         (b) to the extent not covered by (a) above, on bases and policies consistent with accounting principles generally accepted in the United Kingdom (including all Statements of Standard Accounting Practice, Financial Reporting Standards and pronouncements of the Urgent Issues Task Force) as at the Completion Date (`UK GAAP').

 4       In preparing the Completion Accounts -

         (a) the Intangible Assets, (excluding Goodwill which shall be valued at nil) shall be included at the values at which they were included in the Accounts (or if acquired after the Accounting Date, at their cost) less, in each case, amortisation on a pro rata basis at the rates used in the Accounts;

         (b) the Tangible Fixed Assets shall be included at the values at which they were included in the Accounts (or, if acquired after the Accounting Date, at their cost) less, in each case, depreciation on a pro rata basis at the rates used within the latest consolidated Accounts of the Weir Group and adjusted by any fair value adjustments reflected in the consolidated balance sheet within the Accounts of Weir Holdings, and adjusted for the revaluation of the Business Property of Weir Belgium subsequent to the Accounting Date; Fair Value adjustments relate to adjustments reflected in the consolidated Accounts of the Weir Group as at 31 December 2003. In respect of the Accounts of Weir Belgium the depreciation rates to be applied shall be those applied to the consolidated Accounts of Weir Holdings;

         (c) the Stock and work in progress of the Businesses (`THE WIP') shall be valued in accordance with paragraph 5;

         (d) adequate provision shall be made for any Book Debts in respect of which a Vendor has instructed solicitors to commence proceedings for their recovery prior to the Completion Date or which are in respect of amounts owed by companies that have entered in to formal insolvency proceedings since the supply of goods or services and proper provision or reserve shall be made for all other bad or doubtful debts comprised in the Book Debts on the basis of the information available at the time the Completion Accounts are prepared;

         (e) Prepayments shall be recorded where goods and services received cover a period subsequent to Completion and have been paid for, or invoiced but not paid, or accrued for, and where a future benefit to a Business Purchaser exists at Completion;

         (f) there shall be included as a liability in the Completion Accounts an amount equal to the holiday pay accrued or which would accrue to each Employee at the Completion Date on the basis of the holidays taken by each Employee up to the Completion Date (calculated on the assumption that entitlement to holidays accrues evenly over the calendar year);

         (g) a provision of (pound)54,000 shall be made in respect of the Crawford Weir Claim;

         (h) accruals shall be recorded where goods and services rendered prior to Completion have not been invoiced and where the Businesses have benefited from the goods and services prior to Completion;

         (i) adequate provision in accordance with FRS12 shall be made for all actual, future and contingent liabilities of the Businesses in respect of the Assumed Liabilities;

         (j) a provision of (pound)250,000 shall be made in respect of corporation tax arising from error(s) in capital allowance claims made by the Vendors prior to the Completion Date; and

         (k) provision shall be made for the categories of Trade Liabilities listed in Annex G as at the Completion Date.

 STOCK AND WIP VALUATION

5 For the purposes of the preparation of the Completion Accounts, the value of the Stock and WIP shall be ascertained in accordance with the following provisions -

         (a) Weir Holdings and the Business Purchasers shall procure that a stocktaking is undertaken jointly by representatives of each of Weir Holdings and the Business Purchasers on the Completion Date or as soon as practicable thereafter to determine the quantities and descriptions of the Stock and its cost and net realisable value;

         (b) such stocktaking shall consist of a physical check of the amount, quality and condition of the Stock situated on the Business Properties at the date of the stocktaking and an inspection of the books, records and contractual documentation for all Stock not so situated together with confirmation from the person having physical possession of such

                  Stock of the extent of any interest in or Security Interest claimed over such Stock;

         (c) both the Stock and the WIP shall be valued on the basis of the lower of its cost and its net realisable value;

         (d) net realisable value shall be the market price of the Stock and the WIP at the Completion Date;

         (e) for the purpose of computing the cost to a Vendor of any Stock -

                  (i) any description of Stock acquired by a Vendor at an earlier time shall be treated as having being disposed of before any Stock of the same description acquired by it at a later time; and

                  (ii) adequate provision shall be made for unusable, unsaleable, slow moving or deteriorated Stock; and

         (f)      for the purposes of valuing the WIP -

                  (i) adequate provision shall be made for all work in progress; and

                  (ii) neither the WIP nor the sales reserve shall include any element of profit except where the customer has accepted physical delivery of the related good, except in so far as is permitted by UK GAAP.

 PREPARATION

6 The Purchaser shall procure that the Completion Accounts shall be prepared and the Amounts calculated in accordance with this Schedule as soon as practicable after Completion and in any event within 60 Business Days after Completion.

7 The Purchaser shall procure that the Purchaser's Accountants shall, as soon as practicable after the Completion Accounts have been prepared and the Amounts calculated and in any event within 90 Business Days after Completion, report in writing that the Completion Accounts have, in their opinion, been prepared in accordance with the provisions of paragraphs 1 to 4 and that the Amounts have been calculated in accordance with this Schedule, and shall deliver to the Purchaser, Weir Holdings and the Vendors' Accountants copies of their report, together with such working papers relating to the preparation of the Completion Accounts and the calculation of the Amounts as are necessary or appropriate to understand them.

8 The Vendor shall procure that the Vendors' Accountants shall within 28 days of receipt of the Purchaser's Accountants' report referred to in paragraph 7, report in writing whether, in their opinion, the Completion Accounts have been prepared in accordance with the provisions of paragraphs 1 to 4 and whether the Amounts have been calculated in accordance with this Schedule and, if not, the respects in which they consider the Completion Accounts have not been so prepared or that the Amounts have not been so calculated, identifying the amounts or items which are in dispute, and shall deliver copies of their report to Weir Holdings, the Purchaser and the Purchaser's Accountants.

9 Unless the Vendors' Accountants report in writing within the period specified in paragraph 8 that, in their opinion, the Completion Accounts have not been prepared in accordance with the provision of paragraphs 1 to 4 or that the Amounts have not been calculated in accordance with this Schedule, the Completion Accounts and the Amounts shall (save in the case of manifest error) be conclusive and binding on Weir Holdings and the Purchaser.

10 If, within the period referred to in paragraph 8, the Vendors' Accountants report in writing that, in their opinion, the Completion Accounts have not been prepared in accordance with the provisions of paragraphs 1 to 4 or that the Amounts have not been calculated in accordance with this Schedule, the Purchaser and Weir Holdings shall use all reasonable endeavours to agree the Completion Accounts and the Amounts, but if the Purchaser and Weir Holdings have not agreed the Completion Accounts and the Amounts within 28 days of the date on which the Vendors' Accountants report referred to in paragraph 8 is delivered to the Purchaser, either Weir Holdings or the Purchaser may at any time after that date refer the matter or matters in dispute to such independent firm of chartered accountants as they shall agree or, in default of agreement within five Business Days of any proposal for the appointment of such accountants, as shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either Weir Holdings or the Purchaser.

11 The independent firm of chartered accountants referred to in paragraph 10 shall determine the matter or matters in dispute (which may include any dispute involving the interpretation of any provision of this Agreement affecting the Completion Accounts or their jurisdiction to determine the dispute or their terms of reference) acting as experts not as arbitrators and their decision shall be final and binding in the absence of manifest error. Such independent firm of chartered accountants shall be instructed to deliver their determination as soon as practicable to Weir Holdings and the Purchaser and they shall be entitled to instruct valuers, solicitors and other professional advisers to assist them in reaching their determination.

12 Weir Holdings and the Purchaser agree that they shall instruct any accountants appointed under paragraph 10 to determine only the particular aspect of the preparation of the Completion Accounts or the ascertainment of the Amounts in dispute and, accordingly, such accountants shall not determine or adjust any other matter or have regard to any fact not directly relating to the matter in dispute.

13 Weir Holdings shall give such assistance and shall provide access to such information and personnel (including all working papers and audit files relating to the Accounts and the Management Accounts) as the Purchaser or the Purchaser's Accountants may reasonably require in connection with the preparation of the Completion Accounts and the calculation of the Amounts; and the Purchaser shall give such assistance and shall provide access to such information as Weir Holdings, the Vendors' Accountants or, if applicable, the accountants appointed under paragraph 10 may reasonably require in connection with the finalisation of the Completion Accounts and the calculation of the Amounts.

14 The expenses incurred pursuant to paragraphs 6 to 11 (inclusive) shall be payable as follows -

         (a)      the fees of the Vendors' Accountants shall be paid by Weir
                  Holdings;

         (b) the fees of the Purchaser's Accountants shall be paid by the Purchaser; and

         (c) the fees of any accountants appointed under paragraph 10 (including the fees of any professional advisers appointed by such accountants as aforesaid) shall be borne by Weir Holdings and the Purchaser in equal shares and if either party shall fail to pay such fees in accordance with the provisions of this paragraph, the other may in its absolute discretion pay such fees on the first party's behalf and the first party shall reimburse the other on demand all costs and expenses incurred by the other in so doing.

 ADJUSTMENT OF CONSIDERATION

15 Within 5 Business Days after the Completion Accounts and the Amounts shall have become final and binding -

         (a) Weir Holdings shall pay to Schawk UK (for itself and as trustee for the other Business Purchasers) the amount (if any) by which the Consideration falls short of the Payment on Account together with interest at the rate of 1 per cent. per annum over the base rate of Royal Bank of Scotland plc from time to time in force, calculated from the date of Completion to the date of the payment (inclusive of each date); or

         (b) the Business Purchasers shall pay to Weir Holdings the amount (if any) by which the Consideration exceeds the Payment on Account together with interest at the rate of 1 per cent. per annum over the base rate of Royal Bank of Scotland plc from time to time in force, calculated from the date of Completion to the date of the payment (inclusive of each date).

                                   SCHEDULE 5


                                   WARRANTIES


                                PART 1 - GENERAL


ACCURACY OF INFORMATION

1 The Replies (all dated 31 December 2004) given by Weir Holdings to the Business Purchasers are true and accurate. For the purposes of this paragraph 1, the Replies means the replies by Weir Holdings Limited to preliminary enquiries raised by Schawk Inc relating to Winnetts NV, the replies by Weir Holdings Limited to preliminary enquiries raised by Schawk Inc relating to Weir Imaging Espana SL, the replies by Weir Holdings Limited to preliminary enquiries raised by Schawk Inc relating to Weir Technology Limited and replies by Weir Holdings Limited to supplemental enquiries raised by Schawk Inc relating to Weir Holdings Limited, Weir Technology Limited, Winnetts NV and Weir Imaging Espana SI and replies by Weir Holdings Limited to a key due diligence questionnaire raised by Schawk Inc.

CAPACITY OF WEIR HOLDINGS

2 Weir Holdings and the other Vendors have full power and authority and have taken all necessary corporate action to enable them to enter into and perform the Transaction Documents and such documents, when executed, will constitute valid, binding and enforceable obligations of Weir Holdings and the other Vendors in accordance with their respective terms.

3 Weir Holdings and the other Vendors do not require the consent, approval or authority of any other person to enter into or perform their obligations under the Transaction Documents and the entry into and performance of the Transaction Documents will not constitute any breach of or default under any contractual, governmental or public obligation binding upon them.

4 Weir Holdings and the other Vendors are not engaged in any litigation or arbitration proceedings which might have an effect upon their capacity or ability to perform their obligations under the Transaction Documents and no such legal or arbitration proceedings have been threatened against them.

THE ACCOUNTS

5 The Accounts comply with the provisions of legislation applicable to them, have been prepared in accordance with generally accepted accountancy principles in the territory to which they relate as at the date on which the Accounts were approved by the directors of the Vendors under the historical cost convention and on bases consistent with those on which the audited accounts of the Vendors for the immediately preceding two financial years have been prepared.

6 The audited profit and loss account of the Vendors for each of the three consecutive financial years ended on the Accounting Date and the Vendors' audited balance sheets as at the end of each of those years respectively give a true and fair view of each Vendor's results for the year and of each Vendor's financial position at the end of the year; and none of those results or financial positions was affected by any unusual or extraordinary item or by a transaction entered into otherwise than on terms appropriate to a bargain made at arm's length.

7 The Management Accounts were properly prepared in accordance with good accounting practice and on a basis consistent with that used in preparing the Accounts and present fairly the financial position of the Vendors as at 31st October 2004 and for the 10 month period then ended.

CHANGES SINCE THE ACCOUNTING DATE

8        Since the Accounting Date -

         (a) the Vendors have carried on the Businesses in the ordinary course and as going concerns without interruption, and the Businesses have not suffered any materially adverse change in their financial position (being a reduction of (pound)25,000 in the turnover or profits of the relevant Business compared to the same period in the previous year);

         (b) no substantial or critical supplier to or customer of the Businesses has ceased or substantially reduced its supplies to or business with the Vendors and, so far as Weir Holdings is aware having made no enquiry, there are no circumstances (including the sale under this Agreement) which might result in any such supplier or customer so doing;

         (c) the Businesses have paid their creditors within the times agreed with such creditors and there are no debts outstanding which have been due for more than four weeks;

         (d) there has been no unusual change in the stock levels, current assets or liabilities of the Businesses;

         (e) no alterations have been made in the terms of employment or conditions of service of any Business Employee or in the pension or other benefits of any Business Employee or any past officer or employee of the Business or any of their dependants;

         (f) none of the fixed assets of the Businesses shown in the Accounts and none acquired by the Vendors since the Accounting Date have been lost, damaged or destroyed;

         (g) the Vendors have not acquired or disposed of or agreed to acquire or dispose of any asset other than trading stock in the ordinary and usual course of business, or assumed or incurred or agreed to assume or incur any capital commitments or material liabilities; and

         (h) no debtor in relation to the Businesses has been released by the Vendors on terms that it pays less than the book value of any debt and no debt has been written off or has proved to be irrecoverable to any extent and there has been no change in the manner or time of the issue of invoices or the collection of debts.

TITLE TO THE ASSETS

9        The Business Assets -

         (a) are the absolute and sole property of the relevant Vendor free from any Security Interest other than the Permitted Encumbrances;

         (b) where purchased on terms that property does not pass until full payment has been made, have been paid for in full by the relevant Vendor;

         (c) comprise all the assets, property and rights which the Vendors use for the purpose of carrying on the Businesses as now carried on; and

         (d) in the case of tangible assets, are in the possession or under the exclusive control of the Vendors.

10 So far as Weir Holdings is aware, the Vendors have not omitted to do anything to be done by them for the protection of their title to or for the enforcement or the preservation of any order of priority of their title to any of the Business Assets.

RECORDS

11 The Records have at all times in the last three years been properly and accurately maintained by the Vendors and contain a materially accurate record of the matters which the Vendors are obliged to record.

12 The Records are in the possession of the relevant Vendor and the relevant Vendor has not (except for the purpose of carrying on the relevant Business in the ordinary course and subject to an obligation of confidentiality) disclosed, or agreed to disclose, or authorised the disclosure of, any of the Records.

13 Where any of the Records are kept on computer, the relevant Vendor is the owner of all hardware and a licensee of all software necessary to enable it to use the Records in the manner in which they have been used prior to the Completion Date.

14 Without prejudice to the generality of the foregoing, the Records fully reflect and provide sufficient details of -

         (a) all entitlements of customers of the relevant Business to any special terms, discounts, rebates, allowances and the like in respect of or by reference to the terms on which goods or services have been supplied by the relevant Vendor to such customers in the year prior to the Completion Date;

         (b) the names and addresses of all customers and suppliers of the Businesses, all dealings between the Vendors and such customers and suppliers during the last year together with details of all known defaulters;

         (c)      all Business Assets held at the Completion Date; and

         (d) the location of all tangible Business Assets which are not physically located on the Business Properties at the Completion Date and the terms and conditions upon which they are being held.

FIXTURES AND FITTINGS, MOTOR VEHICLES AND PLANT

15 Annexes C, D and E contain accurate details of the Fixtures and Fittings, Motor Vehicles and Plant respectively.

16       The Fixtures and Fittings, Motor Vehicles and Plant -

         (a)      have been regularly and properly maintained;

         (b)      are adequate for the requirements of the Businesses;

         (c)      are used exclusively in connection with the Businesses; and

         (d) so far as Weir Holdings is aware (without inspection) are in a reasonable state of repair and condition.

BOOK DEBTS

17 The Vendors are not entitled to the benefit of any Book Debts otherwise than as the original creditor and are not and have not agreed to become a party to any factoring or discounting arrangement in respect of the Book Debts.

CONTRACTS

18 Annex A contains accurate details of all the contracts, guarantees and commitments entered into by the Vendors in the course of the Businesses and outstanding at the Completion Date other than the Systems Contracts.

19       None of the Contracts -

         (a) is unusual or has been entered into by a Vendor otherwise than in the ordinary course of its Business;

         (b) imposes on a Vendor any obligation to be performed by it more than 180 days from the date of the Contract;

         (c) is so far as Weir Holdings is aware unenforceable or voidable at the instance of any other party or void;

         (d) cannot be readily fulfilled or performed by the relevant Business Purchaser on time without undue or unusual expenditure of money or personnel;

         (e) involves payment by the relevant Business Purchaser by reference to fluctuations in the index of retail prices or any other index or in the rate of exchange for any currency;

         (f) involves the supply of goods the aggregate sales value of which will represent in excess of 10 per cent of the anticipated turnover of the Businesses for the period of 12 months following the Completion Date;

         (g) will cause the relevant Business Purchaser so far as Weir Holdings is aware to incur expenditure or an obligation to pay money in excess of (pound)50,000; or

         (h) requires a Vendor to purchase any specified minimum quantity or any specified minimum percentage of its total requirement for any stock in trade from any one supplier.

20 Each of the Contracts which is of a continuing nature can be terminated by the Vendor which is party to that Contract, without payment of compensation, by 90 days' notice or less.

21 Weir Holdings has not been notified that any party to any of the Contracts is in breach of it.

22 So far as Weir Holdings is aware no default or event has occurred (and no claim of default or other event has been made) as a result of which any party to the Contracts is entitled to terminate.

23 Full details of any customers (or any persons to whom a Vendor in the course of its Business has supplied goods or services in the 12 months ended on the date of this Agreement) who have defaulted in the payment when due of any moneys to a Vendor or its Business are specified in the Disclosure Letter.

24 There is not outstanding any offer, tender or quotation made or given by a Vendor in respect of the Businesses capable by the unilateral act of any other person of giving rise to any contract in relation to the Businesses otherwise than in the ordinary course of the Businesses.

25 There are no conditional sale, credit sale, hire purchase, lease purchase, lease hire or other similar contracts outstanding pursuant to which tangible assets used in connection with the Businesses have been supplied to or are held by a Vendor other than the Finance Contracts.

26 Full and complete copies of the Finance Contracts are attached to the Disclosure Letter.

27 No Vendor is party to any agreement, arrangement or practice which restricts or may restrict the activities of the Businesses or the use or disclosure of any information relating to the Businesses other than the Systems Contracts.

28 No Vendor is party to any agreement, arrangement or practice which relates both to a Business and to any other business of the Weir Group other than the Systems Contracts.

29 All agreements entered into in the names of Winnetts, Winnetts Graphics, Winnetts West, Victory Graphic Arts, Weir Communications, Weir Imaging

TECHNICAL INFORMATION

         or Weir Technology have been validly entered into by Weir Holdings or Weir UK.

30 The Technical Information is properly recorded in writing or other appropriate form, is materially accurate and is in the exclusive possession or control of the Vendors.

31 The Vendors have not disclosed, or agreed to disclose, or authorised the disclosure of, any of the Technical Information to the extent to which it is confidential and not in the public domain.

LIABILITIES

32 During the last year the Vendors have discharged their creditors in accordance with their respectivecredit periods.

33 No Vendor is obligated to any creditor of the Businesses otherwise than as the original debtor.

34 Each of the Assumed Liabilities was incurred in the ordinary course of the Businesses.

CARRYING ON OF THE BUSINESS

35 The Vendors carry on the Businesses solely under their corporate names and the Business Name(s) and so far as Weir Holdings is aware without infringement of any proprietary right or interest of any other person or liability to pay any royalty or similar sum.

36 True and accurate copies of the standard terms upon which each Vendor carries on its Business or provides goods or services to any person in relation to its Business are annexed to the Disclosure Letter.

37 No Vendor is or has during the last year agreed to become a member of any partnership, consortium, trade association or any other association of persons (whether incorporated or not incorporated).

38 Weir Holdings has not been notified that any Legislation or orders, provisions, directions and conditions relating to the Business Assets or the conduct of the Businesses in every jurisdiction in which the Businesses are carried on have not been duly complied with.

39 So far as Weir Holdings is aware all necessary licences, consents, permits, agreements, arrangements and authorities (public and private) have been obtained to enable each Vendor to carry on its Business effectively in the manner in which it is now carried on and all such licences, consents, permits, agreements, arrangements and authorities are valid and subsisting neither Weir Holdings nor the other Vendors know of any term currently entitling their suspension, cancellation or revocation.

40 Weir Holdings has not been notified that any report, return or information required by law or as a condition of any licence, consent, permission, approval or other authorisation to be made or given to any person or authority in connection with the Businesses have not been made or given to the appropriate person or authority.

41 Other than the Systems Contracts and the Contracts, accurate details of all licences, consents, approvals and authorisations which are referred to in paragraph 39 and which are required by law or by any regulatory authority are set out in the Disclosure Letter.

42 So far as Weir Holdings is aware there is no restriction on the right of the Business Purchasers to carry on the Businesses which is not now applicable.

43 The Disclosure Letter contains a true and accurate list of the customers and suppliers of each Vendor (with annual volumes of (pound)100,000 or more) during each of the financial years 2002-2003 and during the first nine months of the financial year 2004 showing, with respect to each, the name, address and financial amount involved and the nature of the relationship (including the principal categories of products bought and sold). No Vendor is required to provide bonding or other financial security arrangements in connection with any transactions with any of its customers or suppliers in the ordinary course of its business, other than as set forth in the Disclosure Letter. No Vendor listed in the Disclosure Letter is a sole source of the supply for the Businesses. So far as Weir Holdings is aware, no customer of any Vendor listed in the Disclosure Letter has indicated or otherwise informed any Vendor that it will stop or decrease the rate of business done in connection with the Businesses.

REPAYMENT OF GRANTS

44 During the last three years no Vendor has applied for or received any grant or other financial assistance from any Competent Authority in relation to the Businesses or any of the Business Assets.

45 No default or event (including the sale of the Businesses) has occurred as a result of which a Business Purchaser may incur any liability in connection with the repayment or loss (in whole or in part) of any grant or other financial assistance made or agreed to be made by any Competent Authority in relation to the Businesses or any of the Business Assets.

INSURANCE

46 The policies of insurance relating to the Businesses or to the Business Assets are valid and in force and a summary of such policies which relate to the Vendors in the United Kingdom is contained in the Disclosure Letter, all premiums due in respect of such policies have been paid, Weir Holdings has not been notified of any circumstances which might invalidate or affect the renewal of or increase the premium due under any of the policies and so far as Weir Holdings is aware there are no outstanding claims or circumstances which entitle a Vendor to make, or oblige it to notify the insurers of, any claim under any of the policies.

47 The Disclosure Letter contains a summary of all insurance policies which relate to the Vendors in the United Kingdom (specifying (a) the insurer, (b) the amount of the coverage and (c) the type of insurance) (together with a list of any currently pending claims thereunder or any claims asserted thereunder or under similar policies since 31st December 2001) maintained by or on behalf of the Vendors or the Businesses. The Disclosure Letter also contains a schedule of any insurance policy of any Vendor which since 31st December 2001, was cancelled by the applicable insurance company or was not renewed by the applicable Vendor and a description of the reasons for such cancellation or non-renewal.

PRODUCT LIABILITY

48 Weir Holdings has not been notified during the last year that a Vendor has manufactured, sold or supplied any product in connection with its Business which does not in all material respects comply with all applicable laws, regulations or standards, or which is defective or dangerous or not in accordance with any representation, warranty or other term (whether express or implied) given in respect of it.

49 Save as required by law no Vendor has in connection with its Business accepted any liability or obligation to service, repair, maintain, take back or otherwise do or not do anything in respect of any goods or products that would apply after those goods or products have been delivered by it.

50 Accurate details of all material claims, or returns made by customers in connection with the Businesses during the 12 months preceding the date of this Agreement are set out in the Disclosure Letter. For these purposes "material" means a claim or return where the goods or services in question had a sales value exceeding (pound)5,000 or which materially jeopardises a customer relationship.

51 No Vendor has received a prohibition notice, a notice to warn or a suspension notice under the Consumer Protection Act 1987 or any similar Legislation in any jurisdiction in relation to any product or service of its Business.

LITIGATION

52 No Vendor nor any person for whose acts or omissions a Vendor may be vicariously liable is engaged in or has issued or received notice of -

         (a) any litigation, prosecution, arbitration or other legal or administrative proceedings relating to or affecting its Business or any of its Business Assets (whether as plaintiff, defendant or third party) except for normal debt collection;

         (b) any proceedings or enquiries before any tribunal, board of enquiry, commission or any other administrative body, whether judicial or quasi-judicial relating to or affecting its Business or any of its Business Assets;

         (c) any investigation by the Inland Revenue, the Office of Fair Trading, the Commission of the European Communities or any other authority relating to or affecting its Business or any of the Business Assets; or

         (d) any industrial dispute or action (whether official or unofficial), relating to or affecting the Businesses or any of the Business Assets;

         whether in the UK or in any other jurisdiction and so far as Weir Holdings is aware there are no circumstances (including the sale of the Business Assets) which might give rise to the same.

53 No Vendor nor any person for whose acts or omissions a Vendor may be vicariously liable has been a party to any undertaking or assurance given to any court or governmental agency or other Competent Authority or the subject of any injunction or other similar court order which affects the Businesses or any of the Business Assets and which is still in force.

54 No Vendor has received notice during the last year that it nor any person for whose acts or omissions a Vendor may be vicariously liable has committed or omitted to do any act or thing in relation to the Businesses which could give rise to any fine or penalty.

INSOLVENCY

55 No order has been made or petition presented, meeting convened or resolution passed for the winding up of a Vendor nor has any administrator, administrative receiver or receiver been appointed or any distress, execution or other process been levied in respect of the Businesses or the Business Assets or any of them.

56 No composition in satisfaction of the debts of a Vendor or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors or members or any class of its creditors or members has been proposed, sanctioned or approved.

57 No Vendor is insolvent, is unable to pay its debts within the meaning of any insolvency Legislation applicable to it or has not stopped paying its debts as they fall due.

58 No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of the Businesses or the Business Assets.

59 No event has occurred causing, or which upon intervention or notice by any third party may cause any floating charge created by a Vendor to crystallise over its Business or its Business Assets or any of them or any charge created by it to become enforceable over its Business or its Business Assets or any of them.

60 No event analogous to any of the events referred to in paragraphs 55 to 59 has occurred in any jurisdiction outside the UK.

COMPETITION

61 So far as Weir Holdings is aware, no Vendor is a party to any agreement, arrangement, concerted practice, decision or any other activity, or engaged in any practice relating to the Businesses which -

         (a)      infringes or has infringed Article 81 or 82 of the EC Treaty;

         (b) infringes or has infringed the Competition Act 1998 or the Enterprise Act 2002;

         (c) is or ought to have been registered under the Restrictive Trade Practices Acts 1976 and/or 1977;

         (d) infringes any law, rule or regulation anywhere in the world for the control or prevention of anti-competitive practices; or

         (e) is or has been the subject of any enquiry, investigation or proceeding under any law, rule or regulation mentioned in sub-paragraphs (a) to (d) above.

62 No Vendor is bound by any undertaking given by it in relation to its Businesses to or so far as Weir Holdings is aware any order or direction made in relation to its Business by the Office of Fair Trading, the Secretary of State for Trade and Industry or the European Commission or European Court of

         Justice (including the Court of First Instance) or any other regulatory body in any jurisdiction in connection with any law, rule or regulation mentioned in paragraph 61.

EFFECT OF AGREEMENT

63 The execution and delivery of the Transaction Documents and the fulfilment and performance of and compliance with the terms of the Transaction Documents do not -

         (a) conflict with, violate or result in a breach of the terms, provisions or conditions of any of the Contracts or so far as Weir Holdings is aware any law, undertaking to or judgment, order, injunction or decree of any Competent Authority;

         (b) relieve any person of any contractual or other obligation under any of the Contracts or entitle any person to terminate such obligation;

         (c) terminate or make subject to termination any present benefit or privilege; or

         (d) so far as Weir Holdings is aware having made no enquiry, result in any customer of or supplier to the Businesses ceasing to deal or substantially reducing the existing level of his dealings with the Businesses and Weir Holdings is not aware, having made no enquiry, of any intention on the part of any such customer or supplier to cease so to deal or so to reduce the existing level of such dealings.

                         PART 2 - INTELLECTUAL PROPERTY

64 The Vendors own, legally possesses or have a licence or similar right to utilize all Intellectual Property necessary for the conduct of the Businesses as presently conducted. All such registered Intellectual Property and all material unregistered Intellectual Property and all such licences are disclosed in the Disclosure Letter and the interests of each Vendor are similarly disclosed.

65 The Businesses have received no notification to the effect that they infringe the Intellectual Property Rights or the moral rights (as identified in Chapter IV of the Copyright, Deigns and Patents Act 1988 or their equivalent in any jurisdiction) of any third party.

66 So far as Weir Holdings is aware, the Vendors are not in breach of any licence of Intellectual Property Rights and/or Technical Information that has been granted to or by them in relation to the Businesses.

67 There is and has been no civil, criminal, arbitration, administrative or other proceedings or dispute in any jurisdiction concerning any of the Intellectual Property owned by the Vendors which has been issued by or served on any Vendor. So far as Weir Holdings is aware no such proceeding or dispute is pending or has been threatened.

68 All renewal or other fees in relation to any Intellectual Property that is owned by a Vendor and which is registered or subject to an application for registration have been paid.

         PART 3 - COMPUTER SYSTEM, SYSTEMS CONTRACTS AND DATA PROTECTION

69 Details of all material elements of the Computer System excluding standard mass-market software are set out in Annex F.

70 So far as the Vendors are aware, the Vendors are owners of or are licensed to use the Computer System in connection with the Businesses.

71       There are no recurring material technical problems with the Computer
         System.

72 The Vendors are not aware of any parts of the Computer System that will not process data appropriately because of the date or the format of any date related information.

73 There is a policy in place (which is contained in the employee handbook) to maintain the physical and digital security of the Computer System, and Weir UK takes all reasonable steps to comply with such policy. There are procedures in place for preventing unauthorised access to the Computer System (by means of passwords) and for preventing the introduction of viruses to the Computer System (by means of anti-virus software and a firewall), and Weir UK takes all reasonable steps to comply with such procedures.

74 Source code relating to computer software which has been developed by the employees of the Vendors is in the possession or control of the Vendors.

75 No software application (or suite of software applications supplied under a single product name) used in the Businesses required at the time of purchase licence fees (including the appropriate number of multi-user and other variable licence fees) greater than (pound)50,000. Following Completion, the Business Purchasers will enjoy use, possession and control of the hardware components of the Computer System and will be entitled to use those software components of the Computer System for which the licences are transferable to the Business Purchasers once such transfer has taken place.

76 Those elements of the Computer System that are subject to maintenance and support agreements with an independent contractor are set out in the Disclosure Letter. The Vendors have received no notice of the termination of the Systems Contracts.

77 None of the Vendors has been subject to enforcement action by the applicable national data protection authorities. Weir UK has a registration in place with the UK's Information Commissioner and takes all reasonable steps to comply with (a) the DPA and (b) the data protection policy which forms part of its employee handbook.

78       None of the Systems Contracts -

         (a) is unusual or has been entered into by a Vendor otherwise than in the ordinary course of its Business;

         (b) is so far as Weir Holdings is aware unenforceable or voidable at the instance of any other party or void;

         (c) cannot be readily fulfilled or performed by the relevant Business Purchaser on time without undue or unusual expenditure of money or personnel;

         (d) involves the supply of goods the aggregate sales value of which will represent in excess of 10 per cent of the anticipated turnover of the Businesses for the period of 12 months following the Completion Date; or

         (e) will cause the relevant Business Purchaser so far as Weir Holdings is aware to incur expenditure or an obligation to pay money in excess of (pound)50,000.

79 Weir Holdings has not been notified that any party to any of the Systems Contracts is in breach of it.

80 So far as Weir Holdings is aware no default or event has occurred (and no claim of default or other event has been made) as a result of which any party to the Systems Contracts is entitled to terminate.

81 There is not outstanding any offer, tender or quotation made or given by a Vendor in respect of the Businesses capable by the unilateral act of any other person of giving rise to any Systems Contract in relation to the Businesses otherwise than in the ordinary course of the Businesses.

82 All Systems Contracts entered into in the names of Winnetts, Winnetts Graphics, Winnetts West, Victory Graphic Arts, Weir Communications, Weir Imaging or Weir Technology have been validly entered into by Weir Holdings or Weir UK.

                               PART 4 - EMPLOYEES

83 Annex B contains materially accurate particulars of all of the individuals who are Business Employees on the date of this Agreement including their respective dates of birth and commencement of employment and of continuous employment.

84       Weir Holdings has disclosed to the Business Purchasers copies of

         (a) any written service or employment agreement or (as appropriate) any standard form of particulars of employment applicable and issued to any of the Business Employees, any staff handbooks and/or manuals, employment rules (`arbeidsreglement') and all other documents setting out any terms and conditions of employment of each of the Business Employees;

         (b) all part-time, fixed-term, job sharing, interim, flexible working, time credits and early retirement and pre-retirement arrangements for all of the Business Employees; and

         (c) all disciplinary or grievance procedures and any procedures to be followed in the case of redundancy or dismissal and all equal opportunities policies and procedures,

         and these documents contain accurate and up-to-date particulars of all terms and conditions of employment of all of the Business Employees including, without limitation, terms as to remuneration and benefits, whether contractual or not.

85 There are no service agreements or terms and conditions of employment in force in relation to the Business Employees apart from those of which particulars are given in the Disclosure Letter.

86 None of the employers of the Business Employees is currently a party to any agreement, arrangement or scheme (whether or not legally enforceable) for profit sharing or for the payment to the Business Employees, or other individuals whose services are provided to any of the Businesses, of bonuses, incentive payments or commissions or have during the last year been a party to any such agreement, arrangement or scheme under which any such Business Employees or other individuals have any entitlement or prospective entitlement.

87 Except as provided by law or collective bargaining agreements applicable to the Business Employees, the contracts of employment of each of the Business Employees can be terminated lawfully, without payment of compensation, by giving no more than the relevant minimum period of notice required by law.

88       None of the employers of the Business Employees has since 31st December
         2003 -

         (a) changed, or agreed to change, the terms of its employment (including terms relating to remuneration or pension benefits) of any Business Employee or any employee employed in the Businesses on 30th June 2002 and entitled to basic salary at a rate in excess of (pound)25,000 (twenty-five thousand pounds) per annum, or in relation to any Weir Belgium Employees or any Weir Spain Employees the equivalent of that rate denominated in Euros;

         (b) paid or given, or agreed to pay or give, to any of the Business Employees any remuneration or benefit, except the remuneration or benefit to which he is contractually entitled under the terms of his employment; or

         (c) been notified of any claim for or made any general increase in wages, other remuneration or improvement in any benefits for any of the Business Employees or agreed or negotiated with the Business Employees or any of them or with any representatives of them for any such increase to take place.

89 None of the Business Employees has been promised or has regularly received any guaranteed increase in basic salary or other benefits and there is no agreement with any of the Business Employees to increase their basic salary or any other benefits at a date in the future save in accordance with the express terms and conditions of employment and/or collective agreements relating to pay reviews that have been disclosed by the Vendors.

90 All schemes and plans for the provision of benefits to any of the Business Employees comply in all respects with all relevant laws and all necessary consents in relation to such schemes and plans have been obtained and remain in full force and effect.

91 There are no sums of any kind owing to Business Employees or employees formerly employed in the Businesses other than remuneration accrued but not due for payment in respect of the pay period current at the date of this Agreement and business expenses incurred in such period for which any officers or employees of any of the Vendors are entitled to be reimbursed.

92 No Business Employee in receipt of a basic salary of (pound)25,000 or more or in relation to any Weir Spain Employees or Weir Belgium Employees the equivalent of that rate denominated in Euros has given or received notice of termination of his employment.

93 None of the employers of the Business Employees has within the period of four months prior to the date of this Agreement terminated the employment of any person employed by it in the Businesses.

94 No person who was formerly employed in the Businesses (and whose employment was terminated within the period of 12 months immediately preceding the date of this Agreement) or who is a Business Employee has or may have the right under any law to return to work or to be reinstated or re-engaged in the Businesses either following maternity leave or dismissal.

95 None of the employers of the Business Employees has in respect of the Business Employees recognised any trade union or received any request for such recognition and none is a party to any collective bargaining or procedural or other agreement with any trade union and there are no employee representatives which represent or have in the period of six months prior to the date of this Agreement represented any Business Employees.

96 None of the employers of the Business Employees is or has within the period of twelve months prior to the date of this Agreement been involved in any strike, lock-out, industrial trade or other dispute or any legal proceedings (including proceedings in the Employment Tribunals) or arbitration with any Business Employees or employees formerly employed in the Businesses, any trade union or any other body or group of persons representing any employees and no employer of the Business Employees has received notice in writing threatening any such strike, lock out or proceedings.

97 There are no arrangements for job sharing, flexible working or early retirement applicable to any of the Business Employees and there is no scheme under which Business Employees are entitled to receive redundancy payments greater than those required by law.

98 So far as Weir Holdings is aware, each of the employers of the Business Employees has complied in all material respects with all laws and obligations relating to the employment of the Business Employees (including without limitation laws relating to the health and safety of employees at work) and has kept adequate and suitable records in respect thereof.

99 There are no subsisting contracts for the provision by any person of consultancy services to any of the Businesses.

100 None of the employers of the Business Employees has or has at any time had any share option scheme in respect of the Business Employees.

101 There is no outstanding obligation to comply with any judgment, ruling, determination, award, order (including any recommendation by the Commission for Racial Equality, Equal Opportunities Commission or the Disability Rights Commission), or declaration of any court or tribunal or other competent authority or body in respect of any of the Business Employees, any applicant for employment or work with any of the Businesses, or any former employee or worker employed in the Businesses.

102 No Business Employee or individual formerly employed in the Businesses has made any claim (which has not yet been settled) for any compensation or other payment by reason of the termination of his employment (whether such termination constitutes unfair or wrongful dismissal redundancy or otherwise) or any breach by any of the employers of the Business Employees of his terms of engagement or employment; and no employer of the Business Employees has received notice in writing threatening any such claim; and, since 15 December 2003, no gratuitous payment has been made by any of the employers of the Business Employees in connection with the termination or proposed termination of employment of any of the Business Employees or any employee formerly employed in the Businesses and no promise has been made by any of those employers either before or after that date to make any such payment which remains outstanding.

103 Within the period of six months ending on the date of this Agreement, none of the employers of the Business Employees has been a party to any transfer of undertaking or business in any jurisdiction.

104 No Business Employee will become entitled by virtue of his contract of employment or otherwise to any enhancement or improvement in any of his terms of employment by reason only of Completion.

105 No offer of employment or engagement in the Businesses has been made to any person which remains outstanding and there is no person who has accepted an offer of employment or engagement in the Businesses but whose employment or engagement has not yet started.

106 So far as Weir Holdings is aware, no workplace accidents have occurred in which any Business Employee has been injured. No notice has been received of any pending investigations, whether civil, criminal, administrative or otherwise, following any accident at any workplace of any Business Employee.

107 David Coulthard has entered into a Compromise Agreement with Weir UK which complies with the requirements of Section 203 of the Employment Rights Act 1996 and is binding on the parties to the Agreement.

108 There are no collective agreements in force in respect of the UK Employees or any of them.

109 The employer of the Weir Belgium Employees has complied in all material respects with all collective agreements applicable to the Weir Belgium Employees.

110 The employer of the Weir Spain Employees has complied in all material respects with all collective agreements applicable to the Weir Spain Employees.

                                PART 5 - PENSIONS

111 Save in respect of the Pension Schemes none of the employers of the Business Employees is a party to or participates in or contributes to a scheme, agreement or arrangement (including a personal pension scheme) for the provision of relevant benefits (within the meaning of Section 612 of the Income and Corporation Taxes Act 1988) to or in respect of any person and nor are they under any obligation or party to any custom or practice to do so.

112 Except as provided in the Definitive Trust Deed dated 29 June 1999 governing the Winnetts Graphics/Victory Graphics Arts 1999 Pension Scheme, no undertaking or assurance has been given to any person who is now, or has been an officer or employee of any of the employers of the Business Employees, or spouse or dependant of such officer or employee, as to the continuance, introduction, increase or improvement of any benefits referred to in paragraph 111 above which any employer of the Business Employees or any Business Purchaser would be required to implement in accordance with good industrial relations practice, whether or not there is any legal obligation to do so.

113 Accurate up-to-date and complete copies of all material documents relating to the Pension Schemes have been disclosed. So far as Weir Holdings is aware, the records of the Pension Schemes are up-to-date and accurately represent the matters and transactions to which they relate.

114 The Pension Schemes are either exempt approved schemes (within the meaning of Chapter I of Part XIV of the Income and Corporation Taxes Act 1988) or approved personal pension plans (within the meaning of Chapter IV of Part XIV of the Income and Corporation Taxes Act 1988) and nothing has been done or omitted to be done which will or may result in such approvals being revoked.

115 So far as Weir Holdings is aware, the Pension Schemes have at all times complied with and been administered in accordance with all applicable laws, regulations and requirements (including those of the Board of Inland Revenue and of trust law).

116 There is no obligation on the employers of the Business Employees to make contributions to the Pension Schemes save in respect of those contributions disclosed. Contributions to the Pension Schemes are not paid in arrear and all contributions and other amounts, including premiums which have fallen due for payment have been paid. All fees, charges and expenses relating to or in connection with the Pension Schemes have been disclosed and all such fees, charges and expenses incurred have been paid. The employers of the Business Employees have discharged their liability to pay or reimburse (whether wholly or in part) anyone who has paid any costs, charges, expenses or other amounts which have been incurred by or in connection with the Pension Schemes.

117 None of the employers of the Business Employees is providing or has provided ex gratia pensions or other like payments for any of its employees or former employees or dependants of any such persons.

118 The employers of the Business Employees have complied with their obligation to consult, designate and facilitate access to a stakeholder pension scheme as required by the Welfare Reform and Pensions Act 1999 and any regulations made thereunder.

119 All death in service benefits which may be payable under the Pension Schemes are fully insured and all premiums by way of insurance which are payable in respect of the Pension Schemes by the employers of the Business Employees or by the trustees of the Pension Schemes have been paid to the relevant insurance company and as far as Weir Holdings is aware there is no ground on which the relevant insurance company could avoid liability under any policy of insurance applicable to such benefits.

120 There has been supplied to the Business Purchasers a list of all employees of the employers of the Business Employees who are members of each of the Pension Schemes together with all particulars necessary to establish the benefits payable or contingently payable to or in respect of or to establish the level of contributions payable for the benefit of them and a list of all employees of the employers of the Business Employees who will become eligible to join each Pension Scheme upon the satisfaction of any conditions of eligibility.

121 Every person who has at any time had the right to join, or apply to join, any of the Pension Schemes has been properly advised of that right. No person has been excluded from membership of any of the Pension Schemes or from any of the benefits thereunder in contravention of Article 141 of the Treaty of Amsterdam, the Pensions Act 1995 or other applicable laws or requirements or the provisions of the Pension Schemes or otherwise.

122 Neither of the Pension Schemes or any of the employers of the Business Employees is engaged or involved in any proceedings which relate to or are in connection with the Pension Schemes or the benefits thereunder and no such proceedings are pending or threatened and there are no facts likely to give rise to such proceedings for the purpose of this paragraph `proceedings' includes any litigation or arbitration and also includes any investigation or determination by the Pensions Ombudsman or the Pensions Advisory Service and any complaint under any internal dispute resolution procedure established in connection with the Pension Schemes.

123 So far as Weir Holdings is aware, the financial and actuarial information and statements for each Pension Scheme reflects in all material respects the financial condition and funding of the Pension Schemes as at the date of such financial and actuarial statements, and no adverse change has occurred with respect to the financial condition or funding of these Pensions Schemes since the date of such financial and actuarial statements.

                          PART 6 - BUSINESS PROPERTIES

TITLE

124 Each Vendor is the sole legal and beneficial owner of the Business Properties set opposite its name in Schedule 2 for an unencumbered estate in possession.

125 Each Vendor has in its possession or under its control free of any lien the title deeds and documents listed in the Deeds List to the Business Properties.

126 The information contained in Schedule 2 as to tenure and the principal terms of the lease or licence held by the Vendors is true and accurate in all respects.

127 Each Vendor is in possession of uses and occupies the whole of the Business Properties set opposite its name in Schedule 2.

128 Save as is apparent from the documents listed in the Deeds List, no Vendor has received notice of any rights of way, water, light, air and other rights, easements, quasi-easements, or public rights being enjoyed or in the course of being acquired by or against the Business Properties or notice of any liability to repair alter or contribute to the repair of roads, ways, passages, sewers, drains, fences or other like matters

129 So far as Weir Holdings is aware none of the Business Properties is lacking any rights or easements over any land other than the Business Properties which are necessary for the continued possession, enjoyment and use of the Business Properties for the current use specified in
         Schedule 2.

130 So far as Weir Holdings is aware, no Vendor does by its use or occupation of the Business Properties (as opposed to the Businesses operated from the Business Properties) contravenes any legal requirement or restriction

131 No Vendor has received notice of circumstances which would entitle any third party to exercise a right or power of entry or to take possession, or which would in any other way affect or restrict the continued possession, enjoyment or use of the Business Properties.

132 All fixtures, fittings, plant and equipment situate at the Business Properties (other than landlord's fixtures and fittings and meters and other equipment belonging to suppliers of telephone, electricity, gas and water services) are the absolute property of the relevant Vendor free from encumbrances.

133 Save as is apparent from the documents listed in the Deeds List, Weir Holdings is not aware of any matters which are listed in paragraph 5(b) of Schedule 3 affecting the Business Properties.

STATUTORY OBLIGATIONS, NOTICES AND ORDERS

134 No Vendor has received any notice, order, proposal, application, request or schedule of dilapidations affecting or relating to the Business Properties served or made by any authority or other person and no Vendor has served or made any notice, order, proposal, application or request affecting or relating to the Business Properties to any authority or other person and, so far as Weir Holdings is aware, there are no circumstances which are likely to result in any being served or made.

RATES, TAXES AND OTHER OUTGOINGS

135 The Business Properties are not subject to the payment of any outgoings other than non-domestic or water rates (and in the case of leaseholds, sums reserved by the relevant lease) and standard commercial payments to utilities providers and all outgoings have been duly paid to date and none is in dispute.

CLAIMS AND DISPUTES

136 So far as Weir Holdings is aware, there is no action, claim, proceeding, demand, dispute or liability (contingent or otherwise) in respect of the Business Properties which is outstanding or anticipated and, so far as Weir Holdings is aware, there are no circumstances which are likely to result in any being served or made.

137 So far as Weir Holdings is aware, there are no disputes with any adjoining or neighbouring owner with respect to boundary walls and fences or with respect to any easement, right or means of access to the Business Properties.

138 No Vendor has made in the last three years and no Vendor is contemplating making any claim or complaint in relation to any neighbouring property or its use or occupation.

PLANNING AND DEVELOPMENT MATTERS

139      The current use of the Business Properties is as briefly stated in
         Schedule 2.

LEASEHOLD PROPERTY

140 In relation to any Business Property which is leasehold such Business Property is held under the terms of the lease brief details of which are summarised in Schedule 2 and (save as referred to in the Deeds
         List) no licences or collateral assurances, undertakings or concessions have been granted.

TENANCIES

141 No Business Property is subject to any lease, underlease, agreement, licence or other right of occupation in favour of anyone other than the Vendors as detailed in the leases save as disclosed in the Deeds List.

OTHER INVOLVEMENT IN RELATION TO REAL PROPERTY

142 No Vendor has vested in it (whether as an original tenant or undertenant or as an assignee, transferee or otherwise) any freehold or leasehold property other than the Business Properties.

                  PART 7 - ENVIRONMENTAL AND HEALTH AND SAFETY

143 Each of the Vendors has obtained all Permits which are necessary or advisable under any Environmental Law for the purpose of carrying on the Businesses.

144 So far as Weir Holdings is aware, each of the Vendors is and has at all times been in compliance in all material respects with -

         (a) all terms and conditions on which any Permit has been given to that company; and

         (b) Environmental Law and all codes of practice, guidance notes, orders, instructions, measures, decrees or judgments issued under or relating to the Environmental Law.

145 Weir Holdings has not received any notice that any Vendor is under any investigation or enquiry in relation to Environmental Law or any Permit and, so far as Weir Holdings is aware, there are no circumstances which might give rise to any such investigation or enquiry.

146      No Vendor has received any notice -

         (a) that any Permit or further Permit will be required under Environmental Law to enable the relevant company to continue its Business as at present carried on;

         (b) alleging any breach of Environmental Law or the terms of any Permit given to the relevant company or requiring it to take, or omit taking, any action under Environmental Law; or

         (c) making any claim in respect of any such breach as is mentioned in sub-paragraph (b);

         and no Vendor has received any notice that there are circumstances which might give rise to any such notification.

147 So far as Weir Holdings is aware during its or the relevant Vendor's period of occupation of the Business Properties, there has not been any Dissemination of Hazardous Substances by any member of the Weir Group on any Business Property

                                  PART 8 - TAX

148 No circumstances exist whereby any power within section 212 of the Inheritance Tax Act 1984 could be exercised in relation to any of the Business Assets.

149 There is no Inland Revenue charge over any of the Business Assets outstanding for unpaid inheritance tax as provided by sections 237 and 238 of the Inheritance Tax Act 1984.

150 None of the Business Assets are within an adjustment period under Part XV of the Value Added Tax Regulations 1995.

151 Neither Weir Holdings (nor any relevant associate as defined in Schedule 10 of the Value Added Tax Act 1994) has elected to waive exemption (or applied for written permission to elect) in accordance with that Schedule in relation to the Real Property (or any of the Business Assets which constitute an interest in or right over land).

152 The Disclosure Letter contains particulars of those Business Assets in respect of which allowances have been claimed pursuant to part 2 of the Capital Allowances Act 2001. Such particulars are sufficient to enable Schawk UK to claim such writing-down allowances as may be available to it, in respect of such part of the Consideration payable by Schawk UK as represents capital expenditure incurred for the purposes of the Schawk UK's trade. None of such Business Assets are leased (within the meaning of section 174 of the Capital Allowances Act 2001).

153 None of the Assignable Contracts, other than any relating to the acquisition of the Business Assets, involve any future liabilities which when incurred will not be deductible in computing profits for tax purposes.

154 No Tax Authority has agreed to operate any special arrangement (being an arrangement which is not based on a strict application of the relevant legislation) in relation to the Businesses, whether in respect of benefits provided to its officers or employees, the valuation of its stock or the depreciation of its assets.

155 None of the Business Assets are wasting assets within section 44 of the Taxation of Chargeable Gains Act 1992 which do not qualify for capital allowances.

156 All stamp duty, stamp duty reserve tax and stamp duty land tax due or transfer taxes in relation to the Business Assets other than in respect of the purchase pursuant to clause 2 of this Agreement has been paid and there is no liability to any penalty in respect of such duty or tax.

157 The Disclosure Letter contains particulars of each of the Business Properties in respect of which industrial buildings allowances within part 3 of the Capital Allowances Act 2001 have been claimed. Such particulars are sufficient to enable Schawk UK to claim such IBAs which, so far as Weir UK is aware, may be available.

                                 PART 9 - OTHER

158 Except as set forth in the Disclosure Letter, so far as Weir Holdings is aware, each present employee, officer, director, agent or consultant of the Vendors possessing confidential know-how regarding the Businesses or the Business Assets has maintained the confidentiality of the said know-how and has not used any such know-how in a business competing with the Businesses;

159 Except as set forth in the Disclosure Letter, no amounts have been paid (or deemed for accounting purposes to have been paid) by any Vendor to or received by a Vendor from Weir Holdings or its Connected Persons (other than any of Weir UK, Weir Spain or Weir Belgium) during the last four (4) financial years for products or services (including amounts paid for administrative, purchasing, financial, or other services).

160 The Accounts are the last regularly prepared reviewed consolidated balance sheets and statements of the Businesses reflecting annual net sales of the Businesses.

161      The Weir Holdings Business is the only business of Weir Holdings.

                                   SCHEDULE 6


                            LIMITATIONS ON WARRANTIES

INTERPRETATION AND APPLICATION

1 In this Schedule `WARRANTY CLAIM' means a claim for breach of any of the Warranties.

2 The limitations and exclusions set out in this Schedule shall not apply to the extent to which -

         (a)      any Warranty Claim arises from;

         (b) the amount by which any Warranty Claim is increased is as a result of;

         (c)      the delay in the discovery of any Warranty Claim arises from;

         fraud by Weir Holdings or any other Vendor or any of their officers, employees, agents or advisers.

TIME LIMIT FOR MAKING WARRANTY CLAIMS

3 Weir Holdings shall not be liable for a Warranty Claim (subject to paragraph 2) unless -

         (a) the relevant Business Purchaser gives to Weir Holdings written notification of the particulars of the Warranty Claim in reasonable detail as soon as possible and in any event before 31st August 2006; and

         (b) liability for the Warranty Claim is accepted by Weir Holdings in writing or court proceedings in respect of the Warranty Claim are instituted and duly served in either case within 6 months from the date of notification of the Warranty Claim under sub-paragraph (a).

EXCLUSION OF SMALL WARRANTY CLAIMS

4 Weir Holdings shall not be liable for a Warranty Claim unless the amount payable in respect of that Warranty Claim in aggregate exceeds (pound)32,000 when added to the amount which is payable in respect of every other Warranty Claim in which case Weir Holdings shall be liable for the whole and not just the excess over (pound)32,000.

5 For the purpose of paragraph 4 two or more Warranty Claims arising from the same circumstance, or from the same set of circumstances, shall be treated as a single Warranty Claim.

 OTHER LIMITATIONS OF LIABILITY

6 The Warranties are given subject to matters fairly disclosed in the Disclosure Letter.

7 Weir Holdings shall not be liable for a Warranty Claim to the extent of any amount which is allowed for, provided against or reserved for in the Completion Accounts in relation to the liability to which the Warranty Claim relates.

8 Weir Holdings shall not be liable for any Warranty Claim to the extent that the Warranty Claim arises or the amount of the Warranty Claim is increased after the date of this Agreement as a result of -

         (a)      the enactment of any legislation with retrospective effect; or

         (b) a judgment or change in the interpretation or application of any law or of any ruling or practice of any administrative authority (including Tax Authorities).

9 The amount of Weir Holdings' liability for any Warranty Claim shall be reduced by any sum which is recovered (whether by way of insurance, indemnification or otherwise) by any Business Purchaser (otherwise than from another member of the Purchaser's Group) in respect of the loss or damage suffered by reason of the relevant breach, less the amount of any reasonable costs and expenses incurred in obtaining payment of that sum and of any Tax for which that Business Purchaser may be liable by reason of its receipt of that sum, plus any interest received or paid on such sum and if Weir Holdings has paid to any Business Purchaser any amount in respect of the Warranty Claim before the recovery of that sum, the Business Purchaser shall repay to Weir Holdings the amount by which Weir Holding's liability is so reduced. The Business Purchasers shall use all reasonable endeavours to recover any such sum which it or any Business Purchaser is entitled to recover from any third party.

10 The Warranties are subject to and Weir Holdings shall have no liability in respect of any matter or thing done or omitted to be done on or prior to Completion by Weir Holdings or any Vendor at the specific request of or with the specific written approval of a Business Purchaser.

11 The Business Purchasers shall not have any claim whatsoever against Weir Holdings if and to the extent that such claim would not have arisen but for any voluntary act, omission, transaction or arrangement after Completion by any Business Purchaser otherwise than in the ordinary course of business of the Businesses as presently carried on.

12 The Business Purchasers shall not be entitled to recover damages in respect of any Warranty Claim or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

13 If any Warranty Claim comes to the notice of a Business Purchaser by reason or in consequence of which Weir Holdings may be liable under the Warranties the Business Purchaser shall:

         (a) as soon as reasonably practicable give written notice thereof to Weir Holdings;

         (b) where practicable not (nor permit any Business Purchaser to) make any admission of liability, agreement or compromise with any person body or authority in relation to such Warranty Claim without the prior written agreement of Weir Holdings which shall not be unreasonably withheld or delayed;

         (c) give Weir Holdings and their professional advisers reasonable access to the premises and personnel of the Business Purchasers and to any relevant chattels, accounts, documents and records within their power, possession or control to enable Weir Holdings and their professional advisers to examine such chattels, accounts, documents and records and take copies or photocopies thereof at their own expense

14 If any potential claim shall arise by reason of a liability of the Businesses which is contingent only then Weir Holdings shall not be under any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual but so that the relevant Business Purchaser may give notice of any such claim under paragraph 3(a) and the time for issue and service of proceedings under paragraph 3 (b) shall be extended until 6 months after such contingent liability becomes actual.

                                   SCHEDULE 7


                                   COMPETITION


                             PART 1 - INTERPRETATION

1        In this Schedule -

         `THE RESTRICTED BUSINESS' means the business of providing electronic production for digital artwork, reprographics, large scale flexographic plate making, proofing and digital printing and the provision of pre-press graphic arts and imaging services; and

         `THE RESTRICTED TERRITORY' means the countries comprising the European Union on the date hereof.

                              PART 2 - RESTRICTIONS

2 Weir Holdings shall not and shall procure that every Member of the Weir Group shall not -

         (a) for a period of 3 years from the Completion Date directly or indirectly carry on or be engaged or interested in the any Restricted Business within the Restricted Territory, except as provided by Part 3 of this Schedule;

         (b) for a period of 3 years from the Completion Date directly or indirectly (whether alone or in conjunction with or on behalf of some other person) solicit or entice, or endeavour to solicit or entice, away from a Business Purchaser any of the Business Employees;

         (c) for a period of 3 years from the Completion Date directly or indirectly (whether alone or in conjunction with or on behalf of some other person) solicit, or endeavour to solicit, from any person who at any time within 2 years before the Completion Date was a customer of the Businesses any business in connection with a Restricted Business;

         (d) at any time after Completion disclose to any person or directly or indirectly use, or attempt to use, for any purpose, any of the Technical Information or any other information concerning the Businesses or their customers, trade connections or affairs, except -

                  (i)      to the extent required by law or any Competent
                           Authority;

                  (ii) to its professional advisers under circumstances of confidentiality and only to the extent necessary for any lawful purpose of any Member of the Weir Group; or

                  (iii) to the extent that the information is on the date of this Agreement or after that date becomes public knowledge otherwise than through improper disclosure by any person; or

         (e) at any time after Completion directly or indirectly use, or attempt to use, for any purpose -

                  (i) any of the Business Names or any other name which is identical to or confusingly or deceptively similar to any of them; or

                  (ii) any trade mark, design, domain name or logogram (whether or not forming part of the Intellectual Property) which is identical to or confusingly or deceptively similar to any trade mark, design, domain name or logogram used by the Businesses at any time within twelve months before the Completion Date.

3 Weir Holdings shall and shall procure that each Member of the Weir Group shall take all such steps as may from time to time be necessary to ensure compliance with paragraph 2 by its respective employees and agents.

                               PART 3 - EXEMPTION

4 Nothing contained in Part 2 of this Schedule shall prevent Weir Holdings or any other Member of the Weir Group from -

         (a) owning or acquiring for the purposes of investment not more than 5 per cent. of any class of shares or other securities of any undertaking listed on a recognised investment exchange as such term is defined in section 285 Financial Services and Markets Act 2000; or

         (b) acquiring and retaining any business or the shares or other securities of any company if -

                  (i) not more than a minor part of that business or that company's business is a Restricted Business; and

                  (ii) the sole or principal reason for doing so is not the acquisition of an interest in a Restricted Business.

5 Weir Holdings shall use its reasonable endeavours in respect of itself and shall procure that every other Member of the Weir Group shall take all necessary steps to change its corporate name as soon as practical following the Completion Date to a name which it is not precluded from using under paragraph 2(e).

                                   SCHEDULE 8


                                    PENSIONS

If any of the Business Purchasers incurs or suffers directly or indirectly any costs, expenses, damages, actions, losses, taxation, demands, (whether legal or otherwise) claims, and liabilities ("LIABILITIES") arising out of any direct or indirect claims, actions, demands, proceedings or disputes brought by or in respect of any of the employees or directors of any of the employers of the Business Employees, whether past or present ("THE EMPLOYEES") to provide early retirement pension and/or lump sum benefits and/or redundancy benefits deriving from any defined benefit pension arrangement which any of the employers of Business Employees has participated in or contributed to at any time prior to the Completion Date, which shall include the granting of additional years and/or lump sum compensation payments upon the termination of any such Employee's employment before normal retirement date and arising in connection with, or relating to the requirements of, the Acquired Rights Directive (77/187/EEC) ("ARD") and/or the TUPE Regulations and/or the case of Beckmann v Dynamco Whicheloe Marfarlane (C-164/00) (the "BECKMANN CASE") and/or the case of Martin v Southbank University (C-4/01) (the "MARTIN CASE") Weir Holdings shall indemnify each of the Business Purchasers against any such Liabilities.

                                   SCHEDULE 9


                               BUSINESS EMPLOYEES

PART A: GENERAL

1 Save to the extent that it is an Assumed Liability Weir Holdings shall indemnify Schawk UK, Schawk Belgium and Schawk Spain against any loss, claims damages, costs, expenses or liabilities, of whatsoever nature and howsoever arising incurred or suffered by Schawk UK, Schawk Belgium or Schawk Spain including without limitation all legal expenses or other professional fees reasonably incurred in relation to any material failure by any Member of the Weir Group to perform its obligations under, or in relation to, the contracts of employment or collective agreements, or any other obligations, duties or liabilities as employer (including any obligation arising under or in connection with any collective agreement or any obligation to any employee representative body or trade union) relating to the Business Employees or any of them prior to Completion.

PART B: WEIR UK EMPLOYEES

2 It is acknowledged and agreed by the parties that the transfers of the Weir Holdings Business and the Weir UK Business pursuant to this Agreement constitute `relevant transfers' for the purposes of the TUPE Regulations and that accordingly the contracts of employment of the UK Employees will with effect from Completion have effect as if originally made between the UK Employees and Schawk UK as provided by the TUPE Regulations.

3

         (a) Schawk UK shall with effect from Completion assume responsibility as employer of the UK Employees (other than any of the UK Employees who lawfully object under regulation 5(4A) of the TUPE Regulations to the transfer of their employment from Weir UK or another

                  Member of the Weir Group to Schawk UK and Schawk UK shall perform and discharge for its own account all obligations towards the UK Employees as from Completion.

         (b) Schawk UK shall indemnify Weir Holdings against any loss, claims, damages, costs, expenses or liabilities, of whatsoever nature and howsoever arising incurred or suffered by Weir Holdings including without limitation all legal expenses or other professional fees reasonably incurred in relation to any material failure by Schawk UK to perform its obligations under paragraph 3(a).

4 In the event that any claim is intimated or made against Schawk UK that any contract of employment of any person employed by Weir UK or Weir Holdings or another Member of the Weir Group other than any of the persons whose details are set out in Annex B ("AN UNDISCLOSED EMPLOYEE") or any collective agreement with any trade union other than one disclosed in writing by Weir Holdings to Schawk UK ("AN UNDISCLOSED COLLECTIVE AGREEMENT") has or should have transferred to Schawk UK and has or should have effect as if originally made between that Undisclosed Employee or trade union (as the case may be) and Schawk UK (as the case may be) by virtue of the TUPE Regulations and this
         Agreement:

         (a) Schawk UK shall immediately on becoming aware of such a claim be entitled, following consultation with Weir Holdings, to terminate such Undisclosed Employee's employment or Undisclosed Collective Agreement as the case may be or to deny that such Undisclosed Employee's employment or that such Undisclosed Collective Agreement has transferred as aforesaid and to deem the same to be terminated;

         (b) Weir Holdings shall indemnify Schawk UK in full for and against any loss, claims, damages, costs, expenses or liabilities of whatsoever nature and howsoever arising, incurred or suffered by Schawk UK (as the case may be) including without limitation all legal expenses and other professional fees reasonably incurred in relation to or in connection with:

                  (i) anything done or omitted to be done by Weir Holdings or Weir UK or any other Member of the Weir Group or any other event or occurrence in respect of any such Undisclosed Employee or Undisclosed Collective Agreement at any time prior to Completion;

                  (ii) any termination or deemed termination of any Undisclosed Employee's employment or any Undisclosed Collective Agreement under paragraph 4(a); and

                  (iii) the cost of the salary and other remuneration and benefits (including any tax and National Insurance payments thereon) in relation to any such Undisclosed Employee whose employment is terminated or deemed to have been terminated under paragraph 4(a) incurred by Schawk UK in respect of the period from Completion up to and including the date of such termination under paragraph 4(a).

5 Without prejudice to its obligations under paragraph 1 but save to the extent that it is an Assumed Liability, Weir Holdings shall indemnify Schawk UK against -

         (a) any holiday pay which has accrued before Completion and which Schawk UK is liable to pay to any of the UK Employees; and

         (b) any loss, claims, damages, costs, expenses or liabilities of whatsoever nature and howsoever arising, incurred or suffered by Schawk UK including without limitation all legal expenses and other professional fees reasonably incurred in relation to or in connection with any material act or omission by Weir Holdings or Weir UK or any other Member of the Weir Group or any other event or occurrence on or before Completion which Schawk UK may incur in relation to any contract of employment or collective agreement concerning any of the UK Employees pursuant to the provisions of the TUPE Regulations including but not limited to any failure by Weir Holdings or Weir UK or any other Member of the Weir Group to:

                  (i) comply with any statutory or other duty and any applicable agreement or arrangement to inform and consult with appropriate representatives (as defined in the TUPE Regulations) of the UK Employees about the transfer of their contracts of employment from Weir Holdings or Weir UK or another Member of the Weir Group to Schawk UK in accordance with the TUPE Regulations; and

                  (ii) pay to each of the UK Employees all emoluments (including bonuses and other benefits), due to be paid to him for the pay up to Completion

6        Schawk UK (as the case may be) shall -

         (a) forthwith and in any event within 14 days of receiving the same give written notice to Weir Holdings of any claim made, or threatened to be made, against Weir Holdings which falls, or would fall, within the indemnities contained in paragraphs 1, 4 and 5; and

         (b) deal with, respond to, settle, compromise or defend the claim in accordance with the reasonable directions of Weir Holdings.

7        Weir Holdings shall -

         (a) forthwith and in any event within 14 days of receiving the same give written notice to Schawk UK (as the case may be) of any claim made, or threatened to be made, against Schawk UK (as the case may be) which falls, or would fall, within the indemnity contained in paragraph 3(b); and

         (b) deal with, respond to, settle, compromise or defend the claim in accordance with the reasonable directions of Schawk UK (as the case may be.)

PART C: WEIR SPAIN EMPLOYEES

8 It is acknowledged and agreed by the parties that the transfer of the Weir Spain Business pursuant to this Agreement constitute one of the cases of business transfer for the purposes of article 44 of the Spanish Royal Legislative Decree 1/1995 ("Texto Refundido de la Ley del Estatuto de los Trabajadores") and that accordingly the contracts of employment of the Weir Spain Employees will with effect from Completion have effect as if originally made between the Weir Spain Employees and Schawk Spain.

9 Weir Holdings shall and shall procure that Weir Spain shall discharge all obligations in respect of the Weir Spain Employees that relate to the period up to Completion.

10 Weir Holdings shall and procure that Weir Spain shall, and Schawk Spain shall respectively, sign, execute and file with the Spanish labour authorities and the Spanish Social Security authorities whatever public or private documents, official forms, communications or any other documents necessary or which may be requested in order to communicate the transfer of Weir Spain Employees to the Spanish labour authorities and the Spanish Social Security authorities at Completion, and in particular, the parties agree to cause Weir Spain and Schawk Spain to sign, execute, and take the necessary actions to file the relevant TA-8 form before the Spanish Social Security authorities for such purpose.

11 Weir Holdings shall indemnify Schawk Spain and any Member of Purchaser's Group against any loss, claims, damages, costs, expenses or liabilities of whatsoever nature and howsoever arising, incurred or suffered, directly or indirectly, by Schawk Spain or that Member of the Purchaser's Group, including without limitation all legal expenses and other professional fees, in connection with:

         (a) any failure of Weir Holdings or Weir Spain to comply with its obligations under paragraphs 9 and 12 of this Schedule or any loss, claims, damages, costs, expenses or liabilities of whatsoever nature and howsoever arising, incurred or suffered directly or indirectly by Schawk Spain or any Member of the Purchaser's Group including without limitation all legal expenses and other professional fees in connection with the employment of Weir Spain Employees by Weir Spain or any Member of the Weir Group before Completion;

         (b) any claim or demand or other legal recourse by a trade union recognised by Weir Spain or employee representatives in respect of all or any Weir Spain Employees (or any other employees of Weir Group) arising from or connected with the failure by Weir Spain to comply with its legal or contractual obligations to such trade union or employee representatives.

12 Weir Holdings undertakes that Weir Spain has complied with all of its obligations to notify and consult with Weir Spain Employees or their representatives in respect of the transfer of the Weir Spain Business hereunder in accordance with applicable law and other binding obligations.

13 If any contract of employment between any member of Weir Group and any person employed by the Weir Group who is not one of the Weir Spain

         Employees listed in Annex B is transferred to Schawk Spain or any Member of the Purchaser's Group on Completion and such person is automatically employed by Schawk Spain by virtue of the provisions laid down in Article 44 of the Spanish Royal Legislative Decree 1/1995 ("Texto Refundido de la Ley del Estatuto de los Trabajadores") or if any such contract is claimed to be transferred to Schawk Spain or any Member of the Purchaser's Group, then without prejudice to any other rights and remedies which may be available to the Schawk Spain or any Member of the Purchaser's Group:

         (a) Schawk Spain or the relevant Member of the Purchaser's Group Member upon becoming aware of the same terminate such contract and employment immediately (without prejudice to any contention of Schawk Spain or the relevant Member of the Purchaser's Group that such contract was not transferred and that such person had not automatically become employed by the Schawk Spain or the relevant Member of the Purchaser's Group at all); and

         (b) Weir Holdings shall indemnify Schawk Spain and each Member of the Purchaser's Group against any loss, claims, damages, costs, expenses or liabilities of whatsoever nature and howsoever arising, incurred or suffered directly or indirectly by Schawk Spain or the relevant Member of the Purchaser's Group including without limitation all legal expenses and other professional fees in connection with to such contract or the employment or claimed employment of any such person whether by Weir Holdings and Weir Spain up to Completion or by the Schawk Spain or the relevant Member of the Purchaser's Group after Completion.

PART D: WEIR BELGIUM EMPLOYEES

14       CBA no32 bis.

15 It is acknowledged and agreed by the parties that the transfers of the Weir Holdings Business and the Weir Belgium Business pursuant to this Agreement constitute `relevant transfers' for the purposes of the CBA no 32bis and that accordingly the contracts of employment of the Weir Belgium Employees will with effect from Completion have effect as if originally made between the Weir Belgium Employees and Schawk Belgium as provided by the CBA no 32bis.

16

         (a) Schawk Belgium shall with effect from Completion assume responsibility as employer of the Weir Belgium Employees and Schawk Belgium shall perform and discharge for its own account all obligations towards the Weir Belgium Employees as from Completion.

         (b) Schawk Belgium shall indemnify Weir Holdings/Weir Belgium against any loss, claims, damages, costs, expenses or liabilities, of whatsoever nature and howsoever arising incurred or suffered by Weir Holdings/Weir Belgium including without limitation all legal expenses or other professional fees in relation to any material failure by Schawk Belgium to perform its obligations under paragraph 16(a).

17 In the event that any claim is intimated or made against Schawk Belgium that any contract of employment of any person employed by Weir Belgium other than any of the persons whose details are set out in Annex B ("AN UNDISCLOSED EMPLOYEE") or any collective agreement with any trade union other than one disclosed in writing by Weir Holdings/Weir Belgium to Schawk Belgium ("AN UNDISCLOSED COLLECTIVE AGREEMENT") has or should have transferred to Schawk Belgium and has or should have effect as if originally made between that Undisclosed Employee or trade union (as the case may be) and Schawk Belgium by virtue of the CBA no 32bis and this Agreement:

         (a) Schawk Belgium shall immediately on becoming aware of such a claim notify Weir Holdings/Weir Belgium under the provisions of paragraph 19 and shall be entitled to decline to accept the fact of transfer of such Undisclosed Employee's employment or Undisclosed Collective Agreement as the case may be;

         (b) Weir Holdings/Weir Belgium shall indemnify Schawk Belgium in full for and against any loss, claims, damages, costs, expenses or liabilities of whatsoever nature and howsoever arising, incurred or suffered by Schawk Belgium including without limitation all legal expenses and other professional fees in relation to or in connection with:

                  (i) anything done or omitted to be done by Weir Holdings or Weir Belgium or any other event or occurrence in respect of any such Undisclosed Employee or Undisclosed Collective Agreement at any time prior to Completion;

                  (ii) any deemed termination of any Undisclosed Employee's employment or any Undisclosed Collective Agreement under paragraph 17(a); and

                  (iii) the cost of the salary and other remuneration and benefits (including any tax and social security payments thereon) in relation to any such Undisclosed Employee whose employment is deemed to have been terminated under paragraph 17(a) incurred by Schawk Belgium in respect of the period from Completion up to and including the date of such termination under paragraph 17(a).

18 Without prejudice to its obligations under paragraph 1 but save to the extent that it is an Assumed Liability, Weir Holdings/Weir Belgium shall indemnify Schawk Belgium against -

         (a) any holiday pay, wages, expenses, commissions, bonuses, overtime pay, 13th month, sick pay and other emoluments including Taxes or other amounts required to be withheld which have accrued before Completion and which Schawk Belgium is liable to pay to any of the Weir Belgium Employees; and

         (b) any loss, claims, damages, costs, expenses or liabilities of whatsoever nature and howsoever arising, incurred or suffered by Schawk Belgium including without limitation all legal expenses and other professional fees in relation to or in connection with any material act or omission by Weir Holdings or Weir Belgium or any other event or occurrence on or before Completion which Schawk Belgium may incur in relation to any contract of employment or collective agreement concerning any of the Weir Belgium Employees pursuant to the provisions of the CBA no 32bis including but not limited to any failure by Weir Holdings or Weir Belgium to:

                  (i) comply with any statutory or other duty and any applicable agreement or arrangement to inform and consult with appropriate representatives (as defined in the CBA no 32bis or any other applicable Legislation) of the Weir Belgium Employees about the transfer of their contracts of employment from Weir Holdings or Weir Belgium to Schawk Belgium in accordance with the CBA no 32bis; and

                  (ii) pay to each of the Weir Belgium Employees all emoluments (including bonuses and other benefits, holiday pay, wages, expenses, commissions, bonuses, overtime pay, 13th month, sick pay and other emoluments due to be paid to him for the pay up to Completion.

19       Schawk Belgium shall -

         (a) forthwith and in any event within 14 days of receiving the same give written notice to Weir Holdings/Weir Belgium of any claim made, or threatened to be made, or intimated against Weir Holdings/Weir Belgium (whether made verbally or in writing) which falls, or would fall, within the indemnities contained in paragraphs 1, 17 and 18; and

         (b) deal with, respond to, settle, compromise or defend the claim in accordance with the reasonable directions of Weir Holdings/Weir Belgium.

20       Weir Holdings shall -

         (a) forthwith and in any event within 14 days of receiving the same give written notice to Schawk Belgium (as the case may be) of any claim made, or threatened to be made, against Schawk Belgium (as the case may be) which falls, or would fall, within the indemnity contained in paragraph 3(b); and

         (b) deal with, respond to, settle, compromise or defend the claim in accordance with the reasonable directions of Schawk Belgium (as the case may be.)

                                   SCHEDULE 10


                                 EXCLUDED ASSETS


1.       Weir Holdings' shareholdings in its subsidiaries.

2.       Weir Belgium's shareholding in Artilith.

3.       Weir Technology's shareholding in Digital Asset Limited.

4. Monies due to Weir Holdings or Weir Belgium from the liquidation of Thor Repro A/S.

                                   SCHEDULE 11


                         APPORTIONMENT OF CONSIDERATION


                            NOT AGREED AT COMPLETION

EXECUTED AND DELIVERED AS A DEED BY,     )
WEIR HOLDINGS LIMITED                    )
acting by-                               )

                                         /s/ Nigel Parsons
                                         ....................................
                                         Director

                                         /s/ Allan Whalley
                                         ....................................
                                         Director/Secretary


EXECUTED AND DELIVERED AS A DEED BY,     )
SCHAWK UK LIMITED                        )
acting by-                               )

                                         /s/ A. Alex Sarkisian
                                         ....................................
                                         Director

                                         /s/ Ronald J. Vittorini
                                         ....................................
                                         Director/Secretary



EXECUTED AND DELIVERED AS A DEED BY,     )
SOKARIS XXI, S.L.,                       )
acting by-                               )

                                         /s/ A. Alex Sarkisian
                                         ....................................



EXECUTED AND DELIVERED AS A DEED BY,     )
SCHAWK BELGIUM B.V.B.A                   )
acting by-                               )

                                         /s/ A. Alex Sarkisian
                                         ....................................



EXECUTED AND DELIVERED                   )
AS A DEED BY
SCHAWK, INC. acting by -                 )

                                         /s/ Ronald J. Vittorini
                                         .....................................